ACQUISITION AND AFFILIATION AGREEMENT

                          By and Among

                  CITIZENS SECURITY GROUP INC.,

           CITIZENS SECURITY MUTUAL INSURANCE COMPANY,
                               and
                 MERIDIAN INSURANCE GROUP, INC.

                         March  20, 1996


                        TABLE OF CONTENTS

RECITALS  1

AGREEMENT 4

ARTICLE I  THE MERGER    4
          Section 1.1.  Merger     4
          Section 1.2.  Effective Time of the Merger   4
          Section 1.3.  Conversion of Citizens' Shares 5
          Section 1.4.  Conversion of Merger  Company's  Shares 8
          Section 1.5.  Employee Stock Ownership Plan  9
          Section 1.6.  Stock Options   10
          Section 1.7.  Board  of Directors of  Citizens  Mutual 10

ARTICLE  II   REPRESENTATIONS  AND  WARRANTIES  OF  CITIZENS  AND
              CITIZENS MUTUAL     10
          Section 2.1.  Organization    11
          Section 2.2.  Organization of Subsidiaries   11
          Section 2.3.  Capitalization  12
          Section 2.4.  Authority to Conduct Insurance Business 13
          Section 2.5.  Consents and Approvals and No  Defaults 14
          Section 2.6.  Authority  Relative to  this  Agreement 15
          Section 2.7.  GAAP Financial Statements 16
          Section 2.8.  Statutory Financial Statements 17
          Section 2.9.  Reserves   18
          Section 2.10. No Undisclosed Liabilities     18
          Section 2.11. Regulatory Filings   19
          Section 2.12. SEC Reports     19
          Section 2.13. Litigation 20
          Section 2.14. Compliance With Law  20
          Section 2.15. Properties 21
          Section 2.16. Intellectual Property     22
          Section 2.17. Environmental Laws and Permits 23
          Section 2.18. Taxes 23
          Section 2.19. Employee Benefit Plans    24
          Section 2.20. Contracts and Commitments 28
          Section 2.21. Related Party Transactions     29
          Section 2.22. No Finders 29

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF MERIDIAN     29
          Section 3.1.  Organization    29
          Section 3.2.  Corporate Power and Authority, Etc. 29
          Section 3.3.  No Conflicts    30
          Section 3.4.  Consents   30
          Section 3.5.  Funds Available 31
          Section 3.6.  Merger Company  31
          Section 3.7.  GAAP Financial Statements 32
          Section 3.8.  Statutory Financial Statements 32
          Section 3.9.  Reserves   33
          Section 3.10. No Undisclosed Liabilities     34
          Section 3.11. Regulatory Filings   34
          Section 3.12. SEC Reports     35
          Section 3.13. Litigation 36
          Section 3.14. Compliance With Law  36
          Section 3.15. Authority to Conduct Insurance Business 37
          Section 3.16. Properties 38
          Section 3.17. Intellectual Property     38
          Section 3.18. Environmental Laws and Permits 38
          Section 3.19. Taxes 39
          Section 3.20. Employee Benefit Plans    40
          Section 3.21. Contracts and Commitments 40

ARTICLE IV  PRE-CLOSING COVENANTS  40
          Section 4.1.  General    40
          Section 4.2.  Notices and Consent  41
          Section 4.3.  Operation of Business     41
          Section 4.4.  Full Access     43
          Section 4.5.  Shareholders' Meeting     43
          Section 4.6.  Acquisition Negotiations  44
          Section 4.7.  Policyholders' Meeting    45
          Section 4.8.  Representation Letter of  ESOP  Trustee 46

ARTICLE V  OTHER COVENANTS    46
          Section 5.1.  General    46
          Section 5.2. Continuity of Identity and Operations for Citizens Insurance Companies 46
          Section 5.3.  Indemnification; Directors and Officers Insurance 47
          Section 5.4.  Citizens Employees   49

ARTICLE VI  CONDITIONS PRECEDENT TO OBLIGATIONS OF MERIDIAN 52
          Section 6.1.  No Misrepresentation or Breach of Covenants
                        or Warranties  53
          Section 6.2.  Officers' Certificates    53
          Section 6.3.  Letter as to Transaction Cost  54
          Section 6.4.  Approval of Citizens' Shareholders  and Citizens
                        Mutual's Policyholders   55
          Section 6.5.  Dissenting Shares    55
          Section 6.6.  Regulatory Approval  55
          Section 6.7.  Hart-Scott-Rodino    56
          Section 6.8.  Third Party Consents 56
          Section 6.9.  Boards of Directors  56
          Section 6.10. Officers   57
          Section 6.11. Reinsurance Pooling Agreement  57
          Section 6.12. Management Services Agreements 57
          Section 6.13. No Material Adverse Change     58
          Section 6.14. Certain Personnel Matters 58
          Section 6.15. Vis'n Matters   58
          Section 6.16. ESOP and Plan Matters     60
          Section 6.17. Opinion  of Counsel  for  Citizens  and
                        Citizens Mutual     60
          Section 6.18. Fairness Opinion     60

ARTICLE  VII  CONDITIONS PRECEDENT TO OBLIGATIONS OFCITIZENS  AND
              CITIZENS MUTUAL     61
          Section 7.1.  No  Misrepresentation  or  Breach   of
                        Covenants or Warranties  61
          Section 7.2.  Shareholder  and Policyholder  Approval 61
          Section 7.3.  Officers' Certificates    62
          Section 7.4.  Regulatory Approval  62
          Section 7.5.  Hart-Scott-Rodino    63
          Section 7.6.  Boards of Directors  63
          Section 7.7.  Third Party Consents 63
          Section 7.8.  Reinsurance Pooling Agreement  64
          Section 7.9.  Management Services Agreements 64
          Section 7.10. Certain Personnel Matters 64
          Section 7.11. Vis'n Matters   64
          Section 7.12. No Material Adverse Change     65
          Section 7.13. Opinion of Counsel for Meridian     65
          Section 7.14. Fairness Opinions    65
          Section 7.15. Payment of ESOP Note 65

ARTICLE VIII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES    66
          Section 8.1.  Survival   of   Representations   and
                        Warranties     66

ARTICLE IX  TERMINATION  66
          Section 9.1.  Termination     66
          Section 9.2.  Termination Fee 67
          Section 9.3.  Survival of Rights   69

ARTICLE X  MISCELLANEOUS 69
          Section 10.1. Notices    69
          Section 10.2. Expenses   71
          Section 10.3. Titles and Headings  72
          Section 10.4. No Third-Party Beneficiaries   72
          Section 10.5. Entire Agreement     72
          Section 10.6. Public Announcements 72
          Section 10.7. Waiver     73
          Section 10.8. Governing Law   73
          Section 10.9. Binding Effect  73
          Section 10.10. No Assignment  74
          Section 10.11. Invalid Provisions  74
          Section 10.12. Construction   74
          Section 10.13. Execution in Counterparts     74


            ACQUISITION AND AFFILIATION AGREEMENT

        This    ACQUISITION   AND   AFFILIATION    AGREEMENT

("Agreement") is made and entered into as of March 20, 1996,

by  and  among CITIZENS SECURITY GROUP INC. ("Citizens"),  a business  corporation organized under the laws of the  State of  Minnesota, whose office and principal place of  business is  located  at 406 Main Street, Red Wing, Minnesota  55066,

CITIZENS   SECURITY  MUTUAL  INSURANCE  COMPANY   ("Citizens

Mutual"),  a  mutual insurance company organized  under  the laws  of  the State of Minnesota, whose office and principal place  of business is located at 406 Main Street, Red  Wing,

Minnesota   55066,  and  MERIDIAN  INSURANCE   GROUP,   INC.

("Meridian"),  a  business corporation organized  under  the laws  of  the  State of Indiana, whose office and  principal place  of business is located at 2955 North Meridian Street,

Indianapolis, Indiana 46208.



                          RECITALS

      A.    Citizens  is  a publicly-held insurance  holding

company.   Citizens  directly owns all  of  the  issued  and

outstanding  shares  of  capital  stock  of  Citizens   Fund

Insurance  Company  ("Citizens  Fund"),  a  stock  insurance company  organized under the laws of the State of Minnesota,

whose  office and principal place of business is located  at

406  Main Street, Red Wing, Minnesota 55066, and all of  the

issued  and outstanding shares of capital stock of Insurance

Company of Ohio ("Citizens Ohio"), a stock insurance company organized under the laws of the State of Ohio, whose  office and  principal  place  of business is located  at  406  Main

Street,  Red  Wing,  Minnesota 55066.   (Citizens  Fund  and

Citizens  Ohio  are  sometimes referred  to  herein  as  the

"Citizens Subsidiaries.") Citizens was organized by Citizens

Mutual, which presently owns approximately 20% of the issued and  outstanding shares of Citizens Common Stock (as defined in Section 2.3) and all of the issued and outstanding shares of  Citizens  Preferred Stock (as defined in  Section  2.3).

Citizens  Mutual also owns all of the issued and outstanding shares  of  capital stock of Mississippi Valley  Corporation

("Mississippi  Valley"),  a business  corporation  organized under  the laws of the State of Minnesota, whose office  and principal  place of business is located at 406 Main  Street,

Red  Wing,  Minnesota  55066.  (Citizens  Mutual,  Citizens,

Citizens  Fund,  Citizens Ohio and  Mississippi  Valley  are

collectively   referred   to   herein   as   the   "Citizens

Companies.")

      B.    Citizens Mutual, Citizens Fund and Citizens Ohio

(collectively,  the  "Citizens  Insurance  Companies")   are

jointly  operated  and managed under a  management  services agreement and a reinsurance pooling agreement.

      C.    Meridian  is  a publicly-held insurance  holding

company.   Meridian  directly owns all  of  the  issued  and

outstanding  shares  of capital stock of  Meridian  Security

Insurance  Company ("Meridian Security"), a stock  insurance company  organized under the laws of the State  of  Indiana,

whose  office and principal place of business is located  at

2955  North  Meridian Street, Indianapolis,  Indiana  46208.

Meridian was organized by Meridian Mutual Insurance  Company

("Meridian  Mutual"), a mutual insurance  company  organized under  the  laws of the State of Indiana, whose  office  and principal  place  of  business  is  located  at  2955  North

Meridian   Street,  Indianapolis,  Indiana  46208;  Meridian

Mutual  presently owns approximately 47% of the  issued  and

outstanding  shares of common stock of Meridian.   Meridian,

Meridian  Security and Meridian Mutual (such  companies  are collectively referred to herein as the "Meridian Companies")

are jointly operated and managed under a reinsurance pooling agreement and shared management services arrangements.

      D.   The parties to this Agreement entered into a non-

binding  letter  of  intent (the "Letter of  Intent")  dated

January  29,  1996  and  accepted by Citizens  and  Citizens

Mutual on February 1, 1996.

     E.   In order to consummate the acquisition of Citizens

by Meridian as contemplated by the Letter of Intent and this

Agreement,  Meridian will cause a corporation to  be  formed under the laws of the State of Minnesota ("Merger Company").

All  of  the issued and outstanding capital stock of  Merger

Company will be owned by Meridian or by Meridian Security.

      F.    The  Boards  of Directors of Citizens,  Citizens

Mutual, Meridian and Meridian Mutual have determined that it is  in  the  best interest of their respective  corporations that Citizens be acquired by Meridian pursuant to the merger of Merger Company with and into Citizens (the "Merger"), and the  Boards  of Directors of Citizens Mutual,  Meridian  and

Meridian Mutual have determined that it would be in the best interests  of  their respective corporations  that  Citizens

Mutual become affiliated with Meridian, all upon and subject to the terms and conditions of this Agreement.

      G.   Citizens, Citizens Mutual and Meridian desire  to

make  certain  representations,  warranties,  covenants  and agreements  in connection with the transactions contemplated by  the Letter of Intent and this Agreement and to prescribe

various    conditions   precedent   to   the    transactions

contemplated hereby.



                          AGREEMENT

      In  consideration  of  the foregoing  and  the  mutual

representations, warranties, covenants and agreements herein set  forth,  the parties to this Agreement hereby  agree  as follows:



                          ARTICLE I

                         THE MERGER

      Section  1.1.   Merger.   Subject  to  the  terms  and

conditions  of  this  Agreement  and  the  Plan  of   Merger

substantially in the form attached hereto as Exhibit A  (the

"Plan  of  Merger"), at the Effective Time  (as  defined  in

Section  1.2)  Merger  Company shall  merge  with  and  into

Citizens in accordance with the applicable laws of the State of  Minnesota  and the separate existence of Merger  Company shall cease (except insofar as continued by applicable law).

Articles of Merger, with the Plan of Merger attached,  shall be  filed  with  the  Secretary of State  of  the  State  of

Minnesota  in connection with the closing of the Merger  and other  transactions  contemplated  by  this  Agreement  (the

"Closing").

      Section 1.2.  Effective Time of the Merger and Closing

 .   Unless  otherwise  agreed by the  parties  or  otherwise

provided by law, the Merger shall become effective at  11:59

p.m.,   Eastern  Standard  Time,  on  a  date  as  soon   as

practicable  after the conditions to the Merger pursuant  to

Articles  VI and VII are satisfied or waived, or such  other date  as  the parties may agree (the "Effective Time").  The parties  anticipate that the Effective Time will  be  on  or about  June 30, 1996.  The Closing shall take place  at  the offices of Meridian, or such other place as the parties  may agree.

      Section 1.3.  Conversion of Citizens' Shares.  (a)  At

the  Effective  Time of the Merger, the shares  of  Citizens

Common  Stock  and  Citizens  Preferred  Stock  issued   and

outstanding immediately prior to the Effective Time, and all rights  with respect thereto, shall by reason of the  Merger and  without  any further action on the part of the  holders thereof,  be cancelled and converted into rights to  receive cash  (except for Dissenting Shares, as defined  in  Section

1.3(f)), as follows:

                    (i)  Citizens Common Stock.  The holders

               of  Citizens Common Stock  shall be  entitled

               to receive, for each share held, an amount of

               cash  equal  to  the portion  of  the  "Final

               Common  Stock  Merger Price" (as  hereinafter

               defined)  which bears the same proportion  to

               the total Final Common Stock Merger Price  as

               one  share of Citizens Common Stock bears  to

               all issued and outstanding shares of Citizens

               Common  Stock as of the Effective Time.   The

               term  "Final  Common Stock Merger  Price"  as

               used  in  this  Agreement means: $24,957,312,

               less   85.1%   of   the   Transaction   Costs

               Adjustment, if any, as that term  is  defined

               in Section 10.2.

                    (ii) Citizens Preferred Stock.  Citizens

               Mutual,  as  the holder of all of the  issued

               and  outstanding shares of Citizens Preferred

               Stock,  shall be entitled to receive for  all

               of  such shares, an amount of cash equal  to:

               $4,375,000,  less  14.9% of  the  Transaction

               Costs  Adjustment, if any, as  that  term  is

               defined in Section 10.2.

No Dissenting Shares shall be converted into or represent  a right  to receive cash.  Dissenting Shares shall be  subject to the provisions of Section 1.3(f).

           (b)   Immediately following the  Effective  Time,

each  holder  of  an  outstanding  certificate  representing shares  of  Citizens  Common Stock, upon  surrender  of  the certificate or certificates therefor, properly endorsed,  to a  bank  appointed  by Citizens with the prior  approval  of

Meridian (which approval shall not be unreasonably withheld)

to  act  as exchange agent (the "Exchange Agent"), shall  be entitled  to receive the amount of cash as provided  herein.

The  cash  payment  will be made by  check  payable  to  the registered holder of each certificate representing shares of

Citizens Common Stock in the name of each such holder, or to such  other person as that holder may specify in writing  to the  Exchange  Agent.  Immediately following  the  Effective

Time,  Citizens  Mutual, upon surrender to Citizens  of  the

certificate   or  certificates  representing  the   Citizens

Preferred  Stock, properly endorsed,  shall be  entitled  to

receive  the  amount of cash as provided herein.   The  cash

payment shall be made by direct wire transfer of funds to  a bank  account  of Citizens Mutual specified  in  writing  to

Meridian  not  less  than two business  days  prior  to  the

Closing,  or  in  such other manner as Citizens  Mutual  and

Meridian may agree.

          (c)  All rights with respect to shares of Citizens

Common  Stock and Citizens Preferred Stock owned by  holders thereof  as of the Effective Time shall cease and terminate,

notwithstanding that any certificates for such shares  shall not have been surrendered to the Exchange Agent or Citizens,

and the holders of such shares shall have no interest in nor claims  against Citizens, the surviving corporation  in  the

Merger,  except  the  right  to  receive  the  cash  payment specified  herein, without interest (except  for  Dissenting

Shares,  the  holders of which shall be subject  to  Section

1.3(f)).

          (d)  Meridian shall cause to be deposited with the

Exchange  Agent  and  with Merger Company  on  or  prior  to

Closing,  funds immediately available as shall be  necessary for the cash distribution by the Exchange Agent and Citizens described  herein.  No interest shall accrue or  be  payable with  respect  to  any funds held by the Exchange  Agent  or

Merger  Company or Citizens for the benefit  of  the  former holders  of  Citizens  Common Stock  or  Citizens  Preferred

Stock.   All interest or other investment income  earned  on

the  funds  on deposit with the Exchange Agent  shall,  from time  to  time,  be  paid to Merger  Company  prior  to  the

Effective Time or to Citizens following the Effective Time.

            (e)   To  the  extent  permitted  by  law,   the

appointment  of  the  Exchange Agent may  be  terminated  by

Citizens  at  any  time  after twelve months  following  the

Effective  Time;  and upon termination of such  appointment,

any  unclaimed funds for cash payments shall be returned  to

Citizens,  as the surviving corporation in the  Merger,  and thereafter the holders of certificates formerly representing shares of Citizens Common Stock who have not received  their

cash   payments  for  whatever  reason  may  surrender  such

certificates   to  Citizens  and  (subject   to   applicable

abandoned  property, escheat and similar  laws)  receive  in exchange  therefor  the  cash  payment  to  which  they  are entitled under this Agreement.

           (f)   Each  share of Citizens Common  Stock,  the

holder  of  which  has taken all of the  steps  required  by

Section  302A.473 of the Minnesota Business Corporation  Act

(the  "Minnesota Dissenters' Rights Statute")  to  establish

such   holder's  shares  as  dissenting  shares  as  therein

defined,  is  herein  referred to as a  "Dissenting  Share."

Dissenting Shares owned by each holder thereof shall not  be converted  into or represent the right to receive  cash  and shall  be  entitled  only  to  receive  the  value  of  such

Dissenting   Shares   in  accordance  with   the   Minnesota

Dissenters'  Rights  Statute,  provided  that  such   holder

complies  with the procedures contemplated by and set  forth

therein.    If   any  holder  of  Dissenting  Shares   shall

effectively  withdraw  or  lose  such  holder's  dissenters'

rights,  such Dissenting Shares shall be converted into  the right  to receive cash in accordance with the provisions  of

Section 1.3(a).

           (g)   Citizens  shall  give Meridian  (i)  prompt

notice   of  any  written  notices,  demands  for   payment,

withdrawals  of notices or demands and any other  instrument served  pursuant to the Minnesota Dissenters' Rights Statute and received by Citizens (such notice by Citizens shall,  to the  extent available to Citizens, set forth  the  name  and address  of,  and  the number of shares of  Citizens  Common

Stock  held by, the holder making such objection  or  giving such  notice),  and  (ii)  the  opportunity  to  direct  all negotiations  or  proceedings with  respect  to  holders  of

Dissenting Shares.  Citizens shall not voluntarily make  any payment  with respect to any demands for payment for  shares under  the  Minnesota Dissenters' Rights Statute, and  shall not,  except  with  the prior written consent  of  Meridian,

settle or offer to settle any such demands.

      Section  1.4.  Conversion of Merger Company's  Shares.

At  the  Effective Time of the Merger, the shares of capital stock  of  Merger Company issued and outstanding immediately prior  to the Effective Time shall, by reason of the  Merger and  without  any further action on the part of  the  holder thereof,  be cancelled and converted into all of the  issued

and   outstanding  shares  of  capital  stock  of  Citizens.

Immediately following the Effective Time, the holder of  the certificate representing all of the shares of capital  stock of  Merger Company issued and outstanding immediately  prior to  the  Effective Time, upon surrender to Citizens  of  the certificate  therefor, properly endorsed, shall be  entitled to  receive a certificate representing all of the issued and outstanding  shares  of capital stock of Citizens  following the Effective Time.

      Section 1.5.  Employee Stock Ownership Plan.  Prior to

the  Closing  and the Effective Time, Citizens and  Citizens

Mutual  shall  take  such  actions in  connection  with  the

Citizens Security Employee Stock Ownership Plan (the "ESOP")

as may be necessary to:

      (a)   cause  National  City Bank  of  Minneapolis,  as

Trustee  of  the ESOP (the "ESOP Trustee"), to surrender  to the  Exchange Agent the certificates representing all shares of  Citizens Common Stock owned by the ESOP for  payment  at the  Effective  Time in accordance with  the  terms  of  the

Merger;

      (b)  cause (i) the repayment, by ESOP Trustee, of  the

outstanding  amounts due under the Promissory  Note  of  the

ESOP  dated October 30, 1992, executed on behalf of the ESOP by  the  ESOP  Trustee and payable to the order of  Citizens

Mutual (the "ESOP Note"), (ii) the cancellation of the  ESOP

Note, and (iii) the release of the assets held as collateral in the ESOP suspense account, as of the Effective Time;

     (c)  allow for the allocation of the unallocated assets

held by the ESOP, after repayment of the outstanding amounts due  under  the  ESOP  Note,  to the  ESOP  participants  as provided in the ESOP and to the fullest extent permitted  by applicable  law, as soon as practicable after the  Effective

Time; and

     (d)  at the Effective Time, cause the ESOP participants

who were employed by Citizens Mutual as of February 8, 1996,

to become fully vested in their ESOP accounts and cause ESOP participation to be limited to those individuals employed by

Citizens Mutual on or before the Closing.

      Section 1.6.  Stock Options.  Prior to the Closing and

the  Effective  Time,  Citizens  shall  make  any  necessary amendments  to  or adjustments in outstanding stock  options for  the purchase of shares of Citizens Common Stock, or the plan  under  which  those  options  were  issued,  so  that:

(a)  such options may be exercised immediately prior to  the

Effective Time (including payment to Citizens in cash of the exercise  price),  (b) the shares of Citizens  Common  Stock issued  in  respect of such exercises may  be  tendered  for payment in accordance with the terms of the Merger,  and (c)

any  unexercised  options  and any  stock  option  plans  of

Citizens  shall,  as  of the Effective Time,  terminate,  no longer be exercisable, and otherwise not represent any claim against  Citizens  or  Merger Company for  the  issuance  of capital stock or other securities or for the payment of cash or other consideration.

      Section  1.7.  Board of Directors of Citizens  Mutual.

At  the  Effective Time, the Board of Directors of  Citizens

Mutual shall be reconstituted so that it consists of the six current  directors of Meridian Security,  plus  the  current

Vice  President  of  Marketing of Citizens  Mutual  and  the

current President of Citizens Mutual.



                         ARTICLE II

   REPRESENTATIONS AND WARRANTIES OF CITIZENS AND CITIZENS

                           MUTUAL

      Citizens  and  Citizens Mutual  hereby  represent  and

warrant  to  Meridian as follows; subject, however,  to  the exceptions  set  forth on the attached  Disclosure  Schedule which  specifies the particular section or sections to which each exception relates; and further subject to the exception that  the representations and warranties of Citizens  Mutual set  forth  in  this  Article II and  pertaining  solely  to

Citizens  or  to the Citizens Subsidiaries are  limited  and made  to  the  knowledge of Citizens Mutual,  its  officers,

directors  and employees who are not officers, directors  or employees of Citizens or the Citizens Subsidiaries:

      Section  2.1.   Organization.  Each  of  Citizens  and

Citizens Mutual is a corporation duly organized and  validly existing under the laws of the State of Minnesota.  Each  of

Citizens  and  Citizens Mutual has the corporate  power  and authority  to  own,  operate and lease  its  properties  and assets and to carry on its business as now being conducted.

      Section  2.2.  Organization of Subsidiaries.  Citizens

Mutual  has  no direct or indirect subsidiaries  other  than

Citizens (and its subsidiaries) and Mississippi Valley,  and

Citizens  has no direct or indirect subsidiaries other  than the  Citizens  Subsidiaries.  Schedule 2.2  sets  forth  for

Mississippi  Valley  and  for each Citizens  Subsidiary  the authorized  capital stock, the number of shares duly  issued and  outstanding,  and the owners of  such  shares  and  the number  of shares held by each owner.  The shares of capital stock  of  Mississippi Valley owned by Citizens Mutual,  and the  shares  of  capital stock of each  Citizens  Subsidiary

owned   directly   or  indirectly  by  Citizens   are   duly

authorized,  validly issued, fully paid and  non-assessable,

and  are  owned free and clear of any liens, claims, charges or  encumbrances.  No equity security of Mississippi  Valley or  either Citizens Subsidiary is or may be required  to  be issued  by reason of any option, warrant, right to subscribe to, call, or commitment of any character whatsoever relating to,  or  security or right convertible into, shares  of  any capital  stock,  and  there are no  contracts,  commitments,

understandings, or arrangements by which Mississippi  Valley or  either  Citizens Subsidiary is bound to issue additional shares of its capital stock, or options, warrants, or rights to  purchase or acquire any additional shares of its capital stock. None of the Citizens Companies has any investment  in any partnership, joint venture or limited liability company,

and  all  loans  or  advances to its  independent  insurance agents  are  listed on Schedule 2.2 (including the  relevant

amounts, outstanding balances and dates thereof).   Each  of

Mississippi  Valley  and  the  Citizens  Subsidiaries  is  a

corporation  duly organized, validly existing  and  in  good

standing  under  the  laws  of  the  jurisdiction   of   its

incorporation and has the corporate power and  authority  to own or lease its properties and carry on its business as now being conducted.

      Section 2.3.  Capitalization.  The authorized  capital

stock  of  Citizens  consists of  (i)  5,000,000  shares  of preferred  stock, par value $0.01 per share,  of  which  the only  authorized  series is 1,250,000  shares  of  Series  A

Preferred  Stock, par value $0.01 per share  (the  "Citizens

Preferred  Stock"),  and (ii) 10,000,000  shares  of  common stock,  par  value  $0.01 per share  (the  "Citizens  Common

Stock").  As of the date of this Agreement, the only  issued and  outstanding  shares  of  Citizens'  capital  stock  are

1,250,000  shares of Citizens Preferred Stock and  1,661,585

shares  of  Citizens  Common Stock.   The  only  outstanding

options,  warrants,  or other rights to purchase  shares  of

Citizens  Common Stock or Preferred Stock are  the  employee and  nonemployee director stock options covering a total  of

335,000  shares  of  Citizens Common Stock  referred  to  in

Section  1.6 above.  All shares of capital stock of Citizens which  are outstanding as of the date hereof, or which  will be  outstanding immediately prior to the Effective Time, are or  will be duly authorized, validly issued, fully paid  and non-assessable,  and are not or will not be  subject  to  or issued  in  violation of, any preemptive rights.  Except  as set  forth  above, there are no shares of capital  stock  of

Citizens  authorized  or  outstanding  and  there   are   no

subscriptions,  options to purchase shares  of  the  capital stock  of Citizens, conversion or exchange rights, warrants,

preemptive   rights   or  other  arrangements,   claims   or

commitments  of  any  nature  whatsoever  (whether  firm  or conditional) obligating Citizens to issue, transfer, deliver or  sell,  or cause to be issued, transferred, delivered  or sold,  additional  shares  of the  capital  stock  or  other securities  or interests of Citizens or obligating  Citizens to  grant,  extend  or  enter into  any  such  agreement  or commitment.

      Section 2.4.  Authority to Conduct Insurance Business.

Each of Citizens Mutual and the Citizens Subsidiaries is  an

insurance company licensed or authorized to write the  kinds of  insurance  coverage set forth on  Schedule  2.4  in  its respective  state  of  incorporation  and  in  each  of  the jurisdictions specified in such schedule in which it  writes

insurance.   Each  of  Citizens  Mutual  and  the   Citizens

Subsidiaries  holds a license and is fully  qualified  as  a foreign  insurer to conduct its business in  each  of  those jurisdictions, and there is no other jurisdiction  in  which the  failure  to  hold a license or to be  so  qualified  to

conduct  the  business  as  now  being  conducted   by   the

respective company would have a material adverse  effect  on the  business  of  the Citizens Companies (considered  as  a whole)  or  on  the  consolidated results of  operations  or

consolidated  financial  condition  of  Citizens   and   the

Citizens Subsidiaries (considered as a whole) or of Citizens

Mutual  and  Mississippi  Valley  (considered  as  a  whole)

(hereinafter  referred  to as a "Citizens  Material  Adverse

Effect").  No license or certificate of authority identified in  Schedule  2.4  has been revoked, restricted,  suspended,

limited  or  modified nor is any license or  certificate  of authority the subject of, nor, to the knowledge of  Citizens or  Citizens Mutual, is there a basis for, a proceeding for,

or  a  threatened  proceeding for, revocation,  restriction,

suspension,  limitation  or modification,  nor  is  Citizens

Mutual  or  either  of  the Citizens Subsidiaries  operating under any formal or informal agreement or understanding with the  licensing  authority of any state  that  restricts  its authority  to  do business or requires any such  company  to take, or refrain from taking, any action.

      Section  2.5.  Consents and Approvals and No Defaults.

The  execution and delivery by Citizens and Citizens  Mutual of  this Agreement, the performance by Citizens and Citizens

Mutual  of their obligations hereunder, and the consummation

by   Citizens   and  Citizens  Mutual  of  the  transactions

contemplated  hereby  do not require  Citizens  or  Citizens

Mutual to obtain any consent, approval or action of, or make any  filing  with  or give any notice to,  any  corporation,

person  or  firm  or  any public, governmental  or  judicial authority, other than any consents or approvals from, or any filings or notices to, any corporations, persons or firms in connection  with  any agreements or other  instruments  that individually  or  in  the  aggregate  are  not  material  to

Citizens  or Citizens Mutual.  This Agreement is  the  valid and  binding  obligation of each of  Citizens  and  Citizens

Mutual, enforceable against each of them in accordance  with its  terms, subject to bankruptcy, receivership, insolvency,

reorganization,  moratorium or  similar  laws  affecting  or relating  to  creditors'  rights generally  and  subject  to

general   principles  of  equity.   Provided  the   required

approvals of agencies of any government (including,  without

limitation,   the  Insurance  Division  of   the   Minnesota

Department of Commerce (the "Minnesota Department") and  the

Ohio  Department  of Insurance (the "Ohio Department"))  are

obtained,  neither the execution, delivery, and  performance by  Citizens or Citizens Mutual of this Agreement,  nor  the consummation  of the transactions contemplated  hereby,  nor compliance  by Citizens or Citizens Mutual with any  of  the provisions hereof, will:

                     (A)   violate, conflict with, or result

               in   a  breach  of  any  provisions  of,   or

               constitute a default (or an event which, with

               notice  or  lapse  of  time  or  both,  would

               constitute a default) under, or result in the

               termination of, or accelerate the performance

               required   by,  or  result  in  a  right   of

               termination or acceleration of, or result  in

               the  creation of any lien, security interest,

               charge,  or  encumbrance  upon  any  of   the

               properties   or   assets  of   the   Citizens

               Companies   under,   any   of   the    terms,

               conditions, or provisions of:

                              (i)  their respective articles

                    of incorporation or by-laws, or

                               (ii) any material note, bond,

                    mortgage,  indenture,  deed  of   trust,

                    license,  lease,  agreement,  or   other

                    material  instrument  or  obligation  to

                    which any of the Citizens Companies is a

                    party  or by which any of such companies

                    may  be  bound, or to which any Citizens

                    Company  or  any of their properties  or

                    assets may be subject; or

                                (iii)      any  governmental

                    license,    permit   or    authorization

                    material to the business of any Citizens

                    Company; or

                      (B)   violate  any  judgment,  ruling,

               order,  writ,  injunction,  decree,  statute,

               rule,   or  regulation  applicable   to   any

               Citizens  Company or any of their  respective

               properties or assets.

      Section  2.6.   Authority Relative to this  Agreement.

Each  of  Citizens  and Citizens Mutual  has  all  requisite corporate power and authority to enter into and deliver this

Agreement,  and the execution and delivery hereof  has  been duly  approved and authorized by the Boards of Directors  of

Citizens and Citizens Mutual.  Subject to approvals  by  the holders  of  the Citizens Preferred Stock and  the  Citizens

Common  Stock  and  such approvals of governmental  agencies having  regulatory  authority over  the  Citizens  Companies

(including the Minnesota Department and the Ohio Department)

and  such  further  action  of the  Board  of  Directors  of

Citizens  and  Citizens Mutual as may  be  required  by  the

Minnesota  Insurance  Law  or  the  Indiana  Insurance  Law,

Citizens and Citizens Mutual have or will have all requisite corporate power and authority to effectuate the Merger.  The holders  of  Citizens Preferred Stock  and  the  holders  of

Citizens  Common  Stock are entitled  to  vote  as  separate classes  on  the Merger in person or by proxy at  a  meeting convened to approve the Merger (with each such holder  being entitled  to  one  vote per share), and  the  vote  at  such meeting  is  the  only  vote  of  the  holders  of  Citizens

Preferred  Stock  or  Citizens  Common  Stock  necessary  to approve the Merger.

      Section 2.7.  GAAP Financial Statements.  Citizens has

previously delivered to Meridian true and complete copies of

audited    financial   statements   (the   "GAAP   Financial

Statements")  for  the  years  ended  December   31,   1993,

December  31,  1994,  and December  31,  1995  for  Citizens

(prepared  on  a  consolidated basis).  The  GAAP  Financial

Statements  so  provided were prepared  in  accordance  with generally accepted accounting principles ("GAAP") applied on a  consistent  basis  and present fairly,  in  all  material respects, the financial condition, results of operations and changes in financial position of Citizens as of the dates or for  the  periods covered thereby, in conformity with  GAAP.

Citizens has also previously delivered to Meridian true  and

complete   copies  of  the  internally  prepared   unaudited

financial statements for the years ended December 31,  1993,

December  31,  1994, and December 31, 1995, for  Mississippi

Valley (the "Mississippi Valley Financial Statements").  The

Mississippi  Valley Financial Statements  were  prepared  by personnel of Citizens Mutual based on the accounting records

of   Mississippi  Valley,  which  accounting  records   were

prepared  by  personnel of Citizens Mutual in  the  ordinary course  and in accordance with customary business practices,

and  the  Mississippi  Valley  Financial  Statements  fairly present in all material respects the financial condition and results  of operations of Mississippi Valley for the periods covered by the Mississippi Valley Financial Statements.

      Section  2.8.   Statutory Financial  Statements.   (a)

Citizens  has  previously delivered  to  Meridian  true  and

complete   copies   of   the  audited  statutory   financial

statements  of Citizens Mutual and each Citizens  Subsidiary

(including statements of operations, unassigned surplus  and cash flows) for the fiscal years ended December 31, 1990  to

1995  (the  "Audited  SAP  Financials").  The  Audited   SAP

Financial Statements present fairly in all material respects the  financial condition of the respective companies at such dates  and results of operations for such periods  and  were prepared  in accordance with statutory accounting principles

("SAP").

           (b)   Annual Statements required to be filed with

applicable   insurance   regulatory   authorities   on   the

respective forms prescribed or permitted by such authorities

(the  "Annual  Statements") for  Citizens  Mutual  and  each

Citizens  Subsidiary for the years ended December 31,  1991,

1992,  1993,  1994  and  1995  have  been  filed  with   the

appropriate  regulatory authorities in all jurisdictions  in which  such filing is required.  The Annual Statements  were prepared  in accordance with accounting practices prescribed or  permitted by such regulatory authorities, applied  on  a consistent  basis throughout the related periods  except  as otherwise  stated  therein,  and  presented  fairly  in  all material  respects the statutory financial position  of  the respective  company  at  the dates  of,  and  the  statutory results  of  operations for the respective company  for  the periods covered by, such statutory statements.

       Section  2.9.   Reserves.   The  aggregate  actuarial

reserves  and  other actuarial amounts held  in  respect  of liabilities with respect to Citizens Mutual  and each of the

Citizens  Subsidiaries as established or reflected in  their respective financial statements as of  December 31, 1995:

       (a)  (i) were determined in accordance with generally

accepted actuarial standards consistently applied, (ii) were fairly stated in accordance with sound actuarial principles,

and (iii) were based on reasonable and appropriate actuarial assumptions;

      (b)   met the requirements of the applicable insurance

laws of the States of Minnesota and Ohio, or any other state having such jurisdiction in all material respects; and

      (c)  were adequate (under generally accepted actuarial

standards consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured liabilities of  Citizens Mutual and each Citizens Subsidiary  under  all outstanding  insurance policies pursuant to  which  Citizens

Mutual or either Citizens Subsidiary has any liability.

      Section  2.10.   No  Undisclosed  Liabilities.  As  of

December  31, 1995, none of the Citizens Companies  had  any debts,  obligations  or  liabilities  of  whatever  kind  or nature,  either direct or indirect, absolute or  contingent,

matured  or  unmatured (the "Citizens Liabilities"),  except debts,  obligations and liabilities that are fully reflected in, or reserved against on, the GAAP Financial Statements or the Audited SAP Financial Statements, except for liabilities arising  from the ordinary course of business that  are  not required  to  be  reflected in a balance sheet  prepared  in

accordance  with GAAP or SAP (as the case  may  be).   Since

such  date,  there  have  been no changes  in  the  Citizens

Liabilities  except for changes arising  from  the  ordinary course  of business, none of which changes, individually  or in  the  aggregate,  have  had a Citizens  Material  Adverse

Effect.

       Section  2.11.   Regulatory  Filings.   Citizens  has

previously delivered to Meridian true and complete copies of all filings which were made by Citizens, Citizens Mutual  or any Citizens Subsidiary within the past three years with the

Minnesota  Department,  the Ohio  Department  or  any  other department of insurance in any jurisdiction where  Citizens,

Citizens  Mutual or any Citizens Subsidiary is  required  to

make  such  filings.   Each  of  such  filings,  as  of  its

respective  date,  complied as to form and  content  in  all material respects with the provisions of applicable law.

     Section 2.12 .  SEC Reports.  Citizens has delivered to

Meridian (i) each registration statement, Current Report  on

Form  8-K,  Quarterly Report on Form 10-Q, annual report  to shareholders,  and proxy statement or information  statement prepared by it since January 1, 1992, (ii) an Annual  Report on  Form 10-K for each of the years ended December 31, 1991,

1992,  1993 and 1994, and (iii) a Quarterly Report  on  Form

10-Q  for  each of the periods ended March 31, June  30  and

September  30,  1995, each in the form (including  exhibits)

filed with Securities and Exchange Commission (collectively,

the  "Citizens  SEC Reports").  As of its  respective  date,

each  of the Citizens SEC Reports did not contain any untrue statements  of a material fact or omit to state  a  material fact required to be stated therein or necessary to make  the statements  made  therein, in light of the circumstances  in which  they were made, not misleading.  Each of the  balance sheets  included  in or incorporated by reference  into  the

Citizens  SEC  Reports  (including  the  related  notes  and

schedules)   fairly  presents  the  financial  position   of

Citizens  as  of  its date, and each of  the  statements  of income,  of shareholders' equity and of cash flows  included in  or  incorporated  by  reference into  the  Citizens  SEC

Reports  (including the related notes and schedules)  fairly presents the results of operations, shareholders' equity and cash  flows, as the case may be, of Citizens for the  period set  forth  therein  (subject,  in  the  case  of  unaudited statements, to normal year-end audit adjustments which  will not  be  material to Citizens in amount or effect), in  each

case   in  accordance  with  generally  accepted  accounting

principals consistently applied during the periods involved,

except as may be noted therein.  Other than the Citizens SEC

Reports, Citizens has not filed any other definitive reports or  statements  with the Securities and Exchange  Commission since January 1, 1992.

     Section 2.13.  Litigation.  There are no proceedings or

investigations (other than claims in the ordinary course  of the  insurance  business), pending  or  threatened  against,

relating  to, involving or otherwise affecting  any  of  the

Citizens Companies, which individually exceed $10,000 or  in the aggregate may have a Citizens Material Adverse Effect.

      Section 2.14.  Compliance With Law.  (a) None  of  the

Citizens  Companies is in violation in any material  respect

(or,  with  notice  or lapse of time or both,  would  be  in violation  in any material respect) of any term or provision of  any  applicable law, regulation, rule, ordinance, order,

judgment, writ or injunction of any federal, state or  local government or instrumentality or agency thereof, or  of  any court, which violation may reasonably be expected to have  a

Citizens  Material Adverse Effect, and Citizens and Citizens

Mutual are not aware of any facts or circumstances which may constitute or result in any such violation.

           (b)  None of the Citizens Companies is a party to

any contract with or other undertaking to, or is subject  to any order by, or is a recipient of any supervisory letter or other  oral or written communication of any kind  from,  any

governmental  entity  that  (i)  currently  materially   and

adversely  affects  the business of the  Citizens  Companies

(considered  as  a  whole)  or  the  consolidated  financial condition  of  either Citizens and the Citizens Subsidiaries

(considered  as a whole) or Citizens Mutual and  Mississippi

Valley   (considered   as   a  whole),   including   without

limitation,  reserve adequacy, investment,  sales  or  trade practices and policies, underwriting practices and policies,

or  management,  or  (ii)  may  reasonably  be  expected  to materially  and adversely affect the business  or  financial

condition  of  any  of  the  Citizens  Companies.   None  of

Citizens,  Citizens  Mutual or any Citizens  Subsidiary  has

been   advised  by  a  governmental  entity   that   it   is

contemplating  issuing or requesting (or is considering  the

appropriateness  of  issuing  or  requesting)   any   order,

contract or other communication of the kind described  above in this Section 2.14.

     Section 2.15.  Properties.  Each of  Citizens Companies

has  good title to all properties and assets material to the

conduct   of  its  business,  which  it  purports  to   own,

including, without limitation, all property reflected in the

GAAP   Financial   Statements  or  Audited   SAP   Financial

Statements or Mississippi Valley Financial Statements  dated

December  31, 1995, or acquired since that date  (except  in all  cases to the extent such assets or properties have been sold  or  otherwise  disposed of in the ordinary  and  usual course  of  business since that date).  All such  properties and  assets are owned, free and clear of all liens,  charges

and  encumbrances,  other  than  (i)  those  set  forth   on

Schedule 2.15, (ii) any liens and assessments for taxes  not yet  due  and  payable or being contested in good  faith  by appropriate  proceedings, and (iii)  such  imperfections  of title,  or  encumbrances  and  liens,  if  any,  as  do  not materially  detract  from the value or  interfere  with  the actual or intended use of the properties owned by any of the

Citizens  Companies  or  otherwise  materially  impair   the

business  operations of any of the Citizens Companies.   All

material  leases  pursuant  to which  any  of  the  Citizens

Companies  leases real or personal property  are  valid  and binding  on  the  respective Citizens  Company,  enforceable against  such  Citizens  Company in  accordance  with  their

respective   terms  subject  to  bankruptcy,   receivership,

insolvency,  reorganization,  moratorium  or  similar   laws

affecting  or  relating to creditors' rights  generally  and subject  to  general principles of equity (and Citizens  and

Citizens  Mutual do not know of any reason that such  leases would  not be valid and binding upon or enforceable  against the  other parties thereto), and there is not under  any  of such leases any existing default or event of default on  the part of any Citizens Company, or any event which with notice or lapse of time, or both, would constitute a default on the part  of  any  Citizens Company (and Citizens  and  Citizens

Mutual do not know of any default, event of default or event

which   with  notice  or  lapse  of  time,  or  both,  would

constitute a default, in each case on the part of the  other party  thereto),  the  consequence of  which  would  have  a

Citizens Material Adverse Effect.

      Section  2.16.  Intellectual Property.  There  are  no

copyrights,  trademarks,  trade  names,  service  marks   or

patents  covered  under  federal  or  state  common  law  or statutory law, whether or not registered, used by any of the

Citizens  Companies (the "Intellectual Property")  that  are material to the conduct of their respective businesses.  Set forth  on Schedule 2.16 is a listing of any federal or state registered  Intellectual Property that any of  the  Citizens

Companies  uses  in the conduct of its respective  business.

There  are  no infringement suits pending, or  to  the  best knowledge of Citizens or Citizens Mutual threatened, against

any   of   the  Citizens  Companies  with  respect  to   the

Intellectual  Property, and neither  Citizens  nor  Citizens

Mutual knows of any fact or condition which could give  rise to any such infringement suit.

     Section 2.17.  Environmental Laws and Permits.  Each of

the  Citizens Companies is in compliance with  any  and  all laws,  regulations,  rules, ordinances,  orders,  judgments,

permits,   agreements,   licenses  or   other   governmental

restrictions  or  requirements  relating  to   health,   the

environment or the release by such Citizens Company  of  any materials into the environment, now in effect in any and all jurisdictions, in which the Citizens Companies are  or  from time  to  time  may  be  doing  business  (collectively  the

"Environmental Laws"), except where such failure  to  comply would not have a Citizens Material Adverse Effect.

      Section  2.18.   Taxes.  (a) All  federal  income  tax

returns required to be filed by the Citizens Companies  have been  properly  and timely filed with the  Internal  Revenue

Service,   (b)  all  state  and  local  income  tax  returns

required  to  be filed by the Citizens Companies  have  been properly  and  timely  filed with the appropriate  state  or local  taxing  authorities, except where the failure  so  to file  such state and local income tax returns would not have a  Citizens  Material Adverse Effect, and (c)  all  federal,

state and local tax information returns required to be filed by  the  Citizens  Companies have been properly  and  timely filed  with  the appropriate federal, state or local  taxing authorities,  except  where the  failure  so  to  file  such information  returns  would not  have  a  Citizens  Material

Adverse  Effect.  Such income tax returns were true, correct and complete in all material respects at the time filed, and the  Citizens Companies have paid all taxes shown to be  due on  such  returns.  The Citizens Companies  have  adequately reserved,  in  accordance with GAAP, on the  GAAP  Financial

Statements,  and in accordance with SAP, on the Audited  SAP

Financial Statements, for the payment of all unpaid federal,

state  and  local taxes, including interest  and  penalties,

payable in respect of any taxable event or period (including interim  periods)  ending  on the dates  of  such  financial statement and for all periods prior thereto.  There  are  no outstanding deficiencies, assessments or proceedings for the assessment or collection of taxes or any material dispute as to taxes against or involving any of the Citizens Companies.

      Section  2.19.  Employee Benefit Plans.   (a)   Except

for  the  Citizens Companies, there are no other  trades  or businesses,  whether  or not incorporated,  which,  together with any of the Citizens Companies, would be deemed to be  a

"single  employer"  within  the  meaning  of  Code  Sections

414(b), (c) or (m) of the Internal Revenue Code of 1986,  as

amended (the "Code").

      (b)   Schedule 2.19 sets forth a true and  a  complete

list  of  (i)  each  employee benefit plan,  as  defined  in

Section 3 (3) of the Employee Retirement Income Security Act

of  1974,  as  amended ("ERISA") that any  of  the  Citizens

Companies  currently maintains or has maintained within  the three  year period preceding the Effective Time (the  "ERISA

Plans"), and (ii) each other plan, arrangement, program  and agreement  providing employee benefits, including,  but  not limited  to,  deferred compensation, bonuses, severance  pay and  fringe benefits, that are presently maintained for  the benefit  of  any current or former employees of any  of  the

Citizens  Companies  (the ERISA Plans and  each  other  plan

listed   on  Schedule  2.19  hereafter,  collectively,   the

"Plans").   Citizens  has delivered  or  made  available  to

Meridian  copies of all Plans and any related  documents  or instruments establishing the Plans or any related trusts  or funding  arrangements; the most recent determination letter,

or  any outstanding request for a determination letter, from the  Internal  Revenue Service (the "IRS") with  respect  to each ERISA Plan intended to satisfy the requirements of Code

Section  401(a) and a copy of the application on  which  the determination letter or request for determination letter  is based;  actuarial valuations, if applicable,  for  the  most recent  three  plan  years  for which  such  valuations  are

available;   current   summary  plan  descriptions;   annual

returns/reports on Form 5500 and summary annual reports  for each of the most recent three plan years; Form 5310 and  any related  filings  with  the IRS,  the  Department  of  Labor

("DOL") or the Pension Benefit Guaranty Corporation ("PBGC")

within  the  last  five years preceding  the  date  of  this

Agreement;  and any material correspondence to or  from  the

IRS,  DOL or PBGC within the last three years preceding  the

Effective Time in connection with any Plan.

      (c)   Each  ERISA Plan intended to be qualified  under

Code  Section  401(a) has received a favorable determination letter  from the IRS that the Plan, in its current form,  is qualified  and  satisfies all legal requirements,  including

the   requirements  of  the  Tax  Reform  Act  of  1986  and

subsequent  legislation  enacted through  the  date  hereof.

Nothing  has occurred since the dates of the respective  IRS favorable determination letters that could adversely  affect the qualification of the Plans and their related trusts.

     (d)  None of the Citizens Companies currently maintains

or contributes to, or has ever maintained or contributed to,

a  "multiemployer plan" as defined in ERISA  Section  3(37),

and  none  of the Citizens Companies currently maintains  or contributes to a defined benefit pension plan, as defined in

ERISA  Section  3 (35).  None of the Citizens Companies  has

any unpaid liability or is threatened with any liability for the  termination of any Plan, and each terminated  Plan  was terminated  in accordance with all provisions of  applicable

law.   Each  terminated ERISA Plan that was intended  to  be

qualified  under  Code Section 401(a) received  a  favorable determination  letter  from  the  IRS  that  such  Plan  was qualified upon termination.

      (e)   The written terms of each of the Plans, and  any

related  trust agreement, group annuity contract,  insurance policy  or  other  funding arrangement  are  in  substantial compliance  with all applicable laws, rules and regulations,

including  without  limitation, the  rules  and  regulations promulgated  by  the  DOL,  PBGC  or  IRS  pursuant  to  the provisions of ERISA and the Code, and each of such Plans has

been   administered  in  substantial  compliance  with  such

requirements.

      (f)   Except with respect to income taxes on  benefits

paid  or provided, no income, excise or other tax or penalty

(federal or state) has been waived or excused, has been paid or is owed by any person (including, but not limited to, any

Plan,  any  Plan fiduciary or any of the Citizens Companies)

with  respect to the operations of, or any transactions with respect  to, any Plan.  No action has been taken by  any  of the  Citizens Companies, nor has there been any  failure  by any of the Citizens Companies to take any action, nor is any action or failure to take action contemplated by any of  the

Citizens Companies, that would subject any person or  entity to any liability, tax or penalty imposed by the IRS, DOL, or

PBGC, in connection with any Plan.  No reserve for any taxes or  penalties has been established with respect to any  Plan by  any  of the Citizens Companies, nor has any advice  been given  to any of the Citizens Companies with respect to  the need to establish such a reserve.

      (g)  There are no (i) actions, suits, arbitrations  or

claims (other than routine claims for benefits), (ii) legal,

administrative   or   other  proceedings   or   governmental

investigations or audits, or (iii) complaints to or  by  any governmental  entity,  which  are  pending,  anticipated  or threatened,  against any Plan or its assets, or against  any

Plan  fiduciary  or  administrator, or against  any  of  the

Citizens  Companies  or  their officers  or  employees  with respect to any Plan.

      (h)   The  present value of the future cost  of  post-

retirement  medical  benefits  that  any  of  the   Citizens

Companies  is obligated to provide, calculated on the  basis

of   actuarial   assumptions   Citizens   Mutual   considers

reasonable  estimates of future experience  and  which  have been  provided  to  Meridian, does  not  exceed  the  amount specified on Schedule 2.19.

      (i)   None of the Citizens Companies, nor any  of  the

Plans, nor any trust created thereunder, nor any trustee  or administrator  thereof  has  engaged  in  a  transaction  in connection with which any of the Citizens Companies, any  of the  Plans,  any such trust, or any trustee or administrator thereof,  or  any  party dealing with the Plans  or  related trusts  could be subject to either a civil penalty  assessed pursuant  to  ERISA Sections 409 or 502  or  a  tax  imposed

pursuant  to  Code  Sections 4975  or  4976.   None  of  the

Citizens  Companies  is,  or, as a result  of  any  actions,

omissions, occurrences or state of facts existing  prior  to or  at  the  Effective Time, may become liable for  any  tax imposed under Code Sections 4978 or 4978(B).

      (j)  There are no leased employees, as defined in Code

Section 414(n), that must be taken into account with respect to the requirements under Code Section 414(n)(3).

      (k)   Total employer contributions to each  Plan  with

respect to the most recent plan year are listed in Scheduled

2.19  and  the employer contributions to all Plans  required for the current plan year are not estimated to be materially more than contributions for the prior plan year.

     (l)  Each Plan may be terminated directly or indirectly

by  Meridian,  in  its discretion, at  any  time  after  the

Effective  Time of the Merger in accordance with its  terms,

without  any  liability to Meridian, or any of the  Citizens

Companies,  to any person, entity or government  agency  for any  conduct,  practice or omission of any of  the  Citizens

Companies which occurred prior to the Effective Time of  the

Merger,  except  for liabilities to and the  rights  of  the employees thereunder accrued prior to the Effective Time  of the Merger, or if later, the time of termination, and except for continuation rights required by the Consolidated Omnibus

Budget  Reconciliation Act of 1985,  as  amended,  or  other applicable law.

      Section 2.20.  Contracts and Commitments.  None of the

Citizens   Companies  is  in  default  under  any   material

agreement, commitment, arrangement, lease, insurance policy,

or  other  instrument, whether entered into in the  ordinary course  of business or otherwise, and there has not occurred any  event that, with the lapse of time or giving of  notice or  both,  would constitute such a default, except,  in  all cases, where such default would not have a Citizens Material

Adverse Effect.

      Section 2.21.  Related Party Transactions. None of the

Citizens  Companies  has  made any  loan  to  any  director,

officer  or other affiliate of any of the Citizens Companies which  remains  outstanding, nor has  any  of  the  Citizens

Companies  entered into any agreement for  the  purchase  or sale  of  any property or services from or to any  director,

officer or other affiliate of any of the Citizens Companies.

      Section  2.22.   No  Finders.  None  of  the  Citizens

Companies   has   made  any  representation,   contract   or

commitment  by  which any such party or  Meridian  might  be obligated  to pay any finder's fee, brokerage commission  or

similar  payment  for  bringing  the  parties  together   or

bringing  about  the  transactions  contemplated   by   this

Agreement.



                         ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF MERIDIAN

      Meridian  represents  and  warrants  to  Citizens  and

Citizens Mutual that:

      Section 3.1.  Organization.  Meridian is a corporation

duly  organized and validly existing under the laws  of  the

State  of  Indiana and has the corporate power and authority to carry on its business as it is now being conducted and to

execute,   deliver  and  perform  this  Agreement   and   to

consummate the transactions contemplated hereby.

      Section 3.2.  Corporate Power and Authority, Etc.  The

execution,  delivery  and performance by  Meridian  of  this

Agreement   and   the  consummation  by  Meridian   of   the

transactions  contemplated hereby have been duly  authorized by  all  necessary corporate action on the part of Meridian.

This  Agreement  has  been  duly and  validly  executed  and delivered by Meridian and constitutes the valid and  binding obligation of Meridian, enforceable against it in accordance

with   its   terms,  subject  to  bankruptcy,  receivership,

insolvency,  reorganization,  moratorium  or  similar   laws

affecting  or  relating to creditors' rights  generally  and subject to general principles of equity.

      Section  3.3.  No Conflicts.  The execution,  delivery

and  performance  by  Meridian of  this  Agreement  and  the consummation  by  Meridian of the transactions  contemplated hereby will not, with or without the giving of notice or the lapse  of time, or both, (i) violate any provision  of  law,

statute,  rule or regulation to which Meridian  is  subject,

(ii)  violate  any order, judgment or decree  applicable  to

Meridian  or (iii) conflict with, or result in a  breach  or default  under,  any term or condition of  the  Articles  of

Incorporation  or  By-Laws  of  Meridian  or  any   material

agreement or other material instrument to which Meridian  or any  of its subsidiaries is a party or by which any of  them may be bound; except for violations, conflicts, breaches  or defaults which in the aggregate would not materially  hinder or  impair the consummation of the transactions contemplated hereby.

      Section  3.4.   Consents.   Except  as  set  forth  on

Schedule  3.4,  no  consent, approval or  authorization  of,

exemption by, or filing with, any governmental or regulatory authority,  or  any third party, is required  in  connection with the execution, delivery and performance by Meridian  of this  Agreement  or  the consummation  by  Meridian  of  the transactions

contemplated hereby.

      Section  3.5.  Funds Available.  Meridian  and  Merger

Company have or will have available to them sufficient funds to  perform all of their respective obligations pursuant  to this Agreement.

      Section  3.6.   Merger Company.  At or  prior  to  the

Closing:

      (a)    Merger  Company  shall be  a  corporation  duly

organized  and validly existing under the laws of the  State of  Minnesota,  with the corporate power  and  authority  to adopt,  deliver  and  perform the  Plan  of  Merger  and  to consummate  the transactions of Merger Company  contemplated thereby and by this Agreement.

      (b)   The adoption, delivery and performance by Merger

Company of the Plan of Merger and the consummation by Merger

Company of the transactions contemplated thereby and by this

Agreement  shall have been duly authorized by all  necessary corporate action on the part of Merger Company, and the Plan of Merger shall have been duly and validly adopted by Merger

Company  and  constitute its valid and  binding  obligation,

enforceable  against Merger Company in accordance  with  its terms,  subject  to  bankruptcy,  receivership,  insolvency,

reorganization,  moratorium or  similar  laws  affecting  or relating  to  creditors'  rights generally  and  subject  to general principles of equity.

      (c)   The adoption, delivery and performance by Merger

Company of the Plan of Merger and the consummation by Merger

Company of the transactions contemplated thereby and by this

Agreement will not, with or without the giving of notice  or the  lapse  of  time, or both, (i) violate any provision  of law, statute, rule or regulation to which Merger Company  is

subject,   (ii)  violate  any  order,  judgment  or   decree

applicable  to  Merger Company, or (iii) conflict  with,  or result  in  a breach or default under, any term or condition of  the  Articles  of  Incorporation or  By-Laws  of  Merger

Company.

      Section 3.7.  GAAP Financial Statements.  Meridian has

previously  delivered to Citizens and Citizens  Mutual  true and  complete  copies of audited financial  statements  (the

"Meridian  GAAP Financial Statements") for the  years  ended

December 31, 1993, December 31, 1994, and December 31,  1995

for  Meridian  (prepared  on  a  consolidated  basis).   The

Meridian GAAP Financial Statements so provided were prepared in  accordance with GAAP applied on a consistent  basis  and present  fairly,  in  all material respects,  the  financial condition,  results of operations and changes  in  financial position  of  Meridian as of the dates or  for  the  periods covered thereby, in conformity with GAAP.

      Section  3.8.   Statutory Financial  Statements.   (a)

Meridian  has previously delivered to Citizens and  Citizens

Mutual  true and complete copies of (i) the audited combined

statutory  financial  statements  of  Meridian  Mutual   and

affiliates  (including statements of operations,  unassigned surplus  and cash flows) for the fiscal years ended December

31,  1990  to  1994  (the  "Meridian Audited  SAP  Financial

Statements"),  and  (ii)  the unaudited  combined  statutory financial  statements of Meridian Mutual and affiliates  for the  interim periods ended March 31, 1995, June 30, 1995 and

September  30,  1995  (the "Meridian Unaudited  Interim  SAP

Financials").  The Meridian Audited SAP Financial Statements

present   fairly  in  all  material  respects  the  combined

financial  condition of Meridian Mutual  and  affiliates  at such  dates  and results of operations for such periods  and were  prepared  in  accordance with SAP,  and  the  Meridian

Unaudited Interim SAP Financial Statements present fairly in all  material  respects the combined financial condition  of

Meridian Mutual and affiliates at such dates and results  of operations  for such periods and were prepared in accordance with  SAP,  except for the absence of notes and  subject  to normal  year-end adjustments which are not material  to  the

Meridian Companies in amount or effect.

      (b)   Annual  Statements required  to  be  filed  with

applicable   insurance   regulatory   authorities   on   the

respective forms prescribed or permitted by such authorities

(the  "Meridian Annual Statements") for Meridian Mutual  and

Meridian  Security  for the years ended December  31,  1991,

1992,  1993,  1994  and  1995  have  been  filed  with   the

appropriate  regulatory authorities in all jurisdictions  in

which   such  filing  is  required.   The  Meridian   Annual

Statements  were  prepared  in  accordance  with  accounting

practices   prescribed  or  permitted  by  such   regulatory

authorities,  applied on a consistent basis  throughout  the related  periods  except as otherwise  stated  therein,  and presented  fairly  in  all material respects  the  statutory financial  position of the respective company at  the  dates

of,   and  the  statutory  results  of  operations  for  the

respective  company  for  the  periods  covered   by,   such

statutory statements.

       Section  3.9.   Reserves.   The  aggregate  actuarial

reserves  and  other actuarial amounts held  in  respect  of liabilities  with  respect to Meridian Mutual  and  Meridian

Security  as  established  or reflected  in  their  combined financial statements as of  September 30, 1995:

            (a)   (i)  were  determined in  accordance  with

     generally  accepted  actuarial  standards  consistently

     applied,  (ii)  were fairly stated in  accordance  with

     sound  actuarial principles, and (iii)  were  based  on

     reasonable and appropriate actuarial assumptions;

           (b)   met  the  requirements  of  the  applicable

     insurance  laws of the State of Indiana, or  any  other

     state   having  such  jurisdiction,  in  all   material

     respects; and

           (c)   were  adequate  (under  generally  accepted

     actuarial standards consistently applied) to cover  the

     total amount of all reasonably anticipated matured  and

     unmatured  liabilities of Meridian Mutual and  Meridian

     Security   under  all  outstanding  insurance  policies

     pursuant  to which Meridian Mutual or Meridian Security

     has any liability;

subject, however, to normal year-end adjustments which shall not  be  material  to the Meridian Companies  in  amount  or effect.

      Section 3.10.  No Undisclosed Liabilities. None of the

Meridian Companies has any debts, obligations or liabilities of  whatever  kind  or  nature, either direct  or  indirect,

absolute  or contingent, matured or unmatured (the "Meridian

Liabilities"),  except  debts, obligations  and  liabilities that  are  fully reflected in, or reserved against  on,  the

Meridian GAAP Financial Statements, the Meridian Audited SAP

Financial  Statements or the Meridian Unaudited Interim  SAP

Financial  Statements, except for liabilities  arising  from the ordinary course of business that are not required to  be reflected  in  a  balance sheet prepared in accordance  with

GAAP or SAP (as the case may be), and except for changes  in the Meridian Liabilities arising from the ordinary course of business  since  the  respective  dates  of  such  financial statements, none of which changes, individually  or  in  the aggregate, have had a Meridian Material Adverse Effect.

       Section  3.11.   Regulatory  Filings.   Meridian  has

previously  delivered  or  made available  to  Citizens  and

Citizens  Mutual  true and complete copies  of  all  filings which  were made by the Meridian Companies within  the  past three  years  with the Indiana Department of Insurance  (the

"Indiana  Department") or any other department of  insurance in  any jurisdiction where any of the Meridian Companies  is required to make such filings.  Each of such filings, as  of its  respective date, complied as to form and content in all material respects with the provisions of applicable law.

     Section 3.12 .  SEC Reports.  Meridian has delivered or

made  available  to Citizens and Citizens Mutual   (i)  each

registration   statement,  Current  Report  on   Form   8-K,

Quarterly   Report   on   Form  10-Q,   annual   report   to

shareholders,  proxy  statement  or  information   statement

prepared by it since January 1, 1992, (ii) an Annual  Report on  Form 10-K for each of the years ended December 31, 1991,

1992,  1993 and 1994, and (iii) a Quarterly Report  on  Form

10-Q  for  each of the periods ended March 31, June  30  and

September  30,  1995, each in the form (including  exhibits)

filed with Securities and Exchange Commission (collectively,

the  "Meridian  SEC Reports").  As of its  respective  date,

each  of the Meridian SEC Reports did not contain any untrue statements  of a material fact or omit to state  a  material fact required to be stated therein or necessary to make  the statements  made  therein, in light of the circumstances  in which  they were made, not misleading.  Each of the  balance sheets  included  in or incorporated by reference  into  the

Meridian  SEC  Reports  (including  the  related  notes  and

schedules)   fairly  presents  the  financial  position   of

Citizens  as  of  its date, and each of  the  statements  of income,  of shareholders' equity and of cash flows  included in  or  incorporated  by  reference into  the  Meridian  SEC

Reports  (including the related notes and schedules)  fairly presents the results of operations, shareholders' equity and cash  flows, as the case may be, of Meridian for the  period set  forth  therein  (subject,  in  the  case  of  unaudited statements, to normal year-end audit adjustments which  will not  be  material to Meridian in amount or effect), in  each

case   in  accordance  with  generally  accepted  accounting

principals consistently applied during the periods involved,

except as may be noted therein.  Other than the Meridian SEC

Reports, Meridian has not filed any other definitive reports or  statements  with the Securities and Exchange  Commission since January 1, 1992.

     Section 3.13.  Litigation.  There are no proceedings or

investigations (other than claims in the ordinary course  of the  insurance  business), pending  or  threatened  against,

relating  to, involving or otherwise affecting  any  of  the

Meridian  Companies, which individually or in the  aggregate may  have a material adverse effect on the business, results

of  operations   or  financial  condition  of  the  Meridian

Companies  (considered  as a whole)  (a  "Meridian  Material

Adverse Effect").

      Section 3.14.  Compliance With Law. (a)  None  of  the

Meridian  Companies is in violation in any material  respect

(or,  with  notice  or lapse of time or both,  would  be  in violation  in any material respect) of any term or provision of  any  applicable law, regulation, rule, ordinance, order,

judgment, writ or injunction of any federal, state or  local government or instrumentality or agency thereof, or  of  any court, which violation may reasonably be expected to have  a

Meridian  Material Adverse Effect, and Meridian and Meridian

Mutual are not aware of any facts or circumstances which may constitute or result in any such violation.

           (b)  None of the Meridian Companies is a party to

any contract with or other undertaking to, or is subject  to any order by, or is a recipient of any supervisory letter or other  oral or written communication of any kind  from,  any

governmental  entity  that  (i)  currently  materially   and

adversely  affects the business, results  of  operations  or financial condition of the Meridian Companies (considered as a  whole),  including without limitation, reserve  adequacy,

investment,   sales   or  trade  practices   and   policies,

underwriting  practices  and  policies,  or  management,  or

(ii)  may reasonably be expected to materially and adversely affect  the  business,  results of operations  or  financial

condition  of any of the Meridian Companies.   None  of  the

Meridian Companies has been advised by a governmental entity that  it  is  contemplating issuing  or  requesting  (or  is considering  the appropriateness of issuing  or  requesting)

any  order,  contract  or other communication  of  the  kind described above in this Section 3.14.

     Section 3.15.  Authority to Conduct Insurance Business.

Each  of  Meridian  Mutual  and  Meridian  Security  is   an

insurance  company licensed or authorized to write insurance coverages  in  its  state  of  incorporation,  and  each  of

Meridian Mutual and Meridian Security holds a license and is

fully  qualified  as  a  foreign  insurer  to  conduct   its

respective  business  in  each jurisdiction  in  which  such licensure  or qualification is required therefor, and  there is  no  other jurisdiction in which the failure  to  hold  a license or to be so qualified to conduct the business as  is now  being conducted by the respective company would have  a

Meridian  Material  Adverse  Effect.   No  such  license  or

certificate  of  authority  has  been  revoked,  restricted,

suspended,  limited  or  modified  nor  is  any  license  or certificate  of  authority  the  subject  of,  nor,  to  the knowledge  of  Meridian, is there a basis for, a  proceeding

for,   or   a   threatened   proceeding   for,   revocation,

restriction, suspension, limitation or modification, nor  is

Meridian  Mutual  or Meridian Security operating  under  any formal  or  informal  agreement or  understanding  with  the

licensing   authority  of  any  state  that  restricts   its

authority  to  do business or requires any such  company  to take, or refrain from taking, any action.

     Section 3.16.  Properties.  Each of  Meridian Companies

has  good title to all properties and assets material to the

conduct   of  its  business,  which  it  purports  to   own,

including, without limitation, all property reflected in the

Meridian  GAAP Financial Statements or Meridian Audited  SAP

Financial  Statements, or acquired since the  date  of  such financial statements, except (a) in all cases to the  extent such  assets  or  properties have  been  sold  or  otherwise disposed  of  in the ordinary and usual course  of  business since  that date or (b) to the extent such failure  to  have good  title  would  not  have  a Meridian  Material  Adverse

Effect.

      Section  3.17.  Intellectual Property.  There  are  no

infringement  suits  pending, or to the  best  knowledge  of

Meridian,  threatened, against any of the Meridian Companies with  respect  to  any  copyright,  trademark,  trade  name,

service  mark,  or  patent covered under  federal  or  state common law or statutory law, whether or not registered, used by  any  of the Meridian Companies in a way that is material to  the conduct of their respective businesses, which  would

have   a  Meridian  Material  Adverse  Effect,  and  neither

Meridian  nor Meridian Mutual knows of any fact or condition which could give rise to any such infringement suit.

     Section 3.18.  Environmental Laws and Permits.  Each of

the  Meridian Companies is in compliance with  any  and  all laws,  regulations,  rules, ordinances,  orders,  judgments,

permits,   agreements,   licenses  or   other   governmental

restrictions  or  requirements  relating  to   health,   the

environment or the release by such Meridian Company  of  any materials into the environment, now in effect in any and all jurisdictions, in which the Meridian Companies are  or  from time  to  time  may  be doing business,  except  where  such failure to comply would not have a Meridian Material Adverse

Effect.

      Section  3.19.   Taxes.  (a) All  federal  income  tax

returns required to be filed by the Meridian Companies  have been  properly  and timely filed with the  Internal  Revenue

Service,   (b)  all  state  and  local  income  tax  returns

required  to  be filed by the Meridian Companies  have  been properly  and  timely  filed with the appropriate  state  or local  taxing  authorities, except where the failure  so  to file  such state and local income tax returns would not have a  Meridian  Material Adverse Effect, and (c)  all  federal,

state and local tax information returns required to be filed by  the  Meridian  Companies have been properly  and  timely filed  with  the appropriate federal, state or local  taxing authorities,  except  where the  failure  so  to  file  such information  returns  would not  have  a  Meridian  Material

Adverse  Effect.  Such income tax returns were true, correct and complete in all material respects at the time filed, and the  Meridian Companies have paid all taxes shown to be  due on  such  returns.  The Meridian Companies  have  adequately reserved,  in  accordance with GAAP, on the  GAAP  Financial

Statements,  and in accordance with SAP, on the Audited  SAP

Financial Statements, for the payment of all unpaid federal,

state  and  local taxes, including interest  and  penalties,

payable in respect of any taxable event or period (including interim  periods)  ending  on the dates  of  such  financial statement  and for all periods prior thereto,  except  where any  deficiencies would not have a Meridian Material Adverse

Effect.   There are no outstanding deficiencies, assessments

or  proceedings for the assessment or collection of taxes or any material dispute as to taxes against or involving any of the  Meridian Companies that would have a Meridian  Material

Adverse Effect.

      Section  3.20.  Employee Benefit Plans.  All  employee

benefit  plans, as defined in Subsection 3(3) of ERISA,  and all other arrangements, agreements, or programs for deferred compensation,  bonuses, severance pay,  or  employee  fringe

benefits  covering  current  or  former  employees  of   the

Meridian  Companies  that the Meridian  Companies  currently maintain  or to which the Meridian Companies contribute,  or are  obligated  to  contribute, and all related  trusts  and insurance contracts comply in form and in operation  in  all material  respects with all applicable laws and regulations,

including,  without limitation, the applicable  requirements of  ERISA  and the Code, except where any failure to  comply would not have a Meridian Material Adverse Effect.

      Section 3.21.  Contracts and Commitments.  None of the

Meridian   Companies  is  in  default  under  any   material

agreement, commitment, arrangement, lease, insurance policy,

or  other  instrument, whether entered into in the  ordinary course  of business or otherwise, and there has not occurred any  event that, with the lapse of time or giving of  notice or  both,  would constitute such a default, except,  in  all cases, where such default would not have a Meridian Material

Adverse Effect.

                         ARTICLE IV

                    PRE-CLOSING COVENANTS

      From  the  date hereof through the Closing  Date,  the

parties covenant and agree as follows:

      Section  4.1.  General.  Each of the parties will  use

its  good  faith efforts to take all action and  to  do  all things necessary, proper or advisable in order to consummate and  make  effective the transactions contemplated  by  this

Agreement  (including, without limitation, the  Merger,  the reconfiguration of the Citizens Mutual Board of Directors as contemplated by Section 1.7, and the satisfaction,  but  not waiver,  of the closing conditions set forth in Articles  VI and VII below); provided, however, that nothing contained in this  Agreement shall constitute an obligation or  agreement of  Citizens  Mutual to vote its shares of  Citizens  Common

Stock  and  Citizens Preferred Stock in favor of the  Merger and other transactions contemplated by this Agreement at the meeting  of  the  shareholders of Citizens  contemplated  by

Section 4.5(a).

     Section 4.2.  Notices and Consent.  Each of the parties

to this Agreement will, individually and in cooperation with the  other  parties, give any notices to,  make  any  filing

with,   and   use   good  faith  efforts   to   obtain   any

authorizations, consents, and approvals of, governments  and governmental agencies and any other third parties  that  are necessary,  proper  or  advisable  in  connection  with  the transactions  contemplated  by  this  Agreement  (including,

without  limitation, the Merger and the  reconfiguration  of the  Citizens  Mutual Board of Directors as contemplated  by

Section  1.7).   Without  limiting  the  generality  of  the

foregoing,  each  of the parties will file any  Notification and  Report  Forms  and  related material  that  it  may  be required to file with the Federal Trade Commission  and  the

Antitrust  Division  of  the  United  States  Department  of

Justice under the Hart-Scott-Rodino Act, will use good faith efforts  to  obtain  a  waiver from the  applicable  waiting period,  and will make any further filings pursuant  thereto that may be necessary, proper or advisable.

      Section  4.3.  Operation of Business.  Except  as  set

forth  in  Schedule 4.3, as otherwise contemplated  by  this

Agreement  or  as  Meridian  may  otherwise  consent  to  in

writing:   (a)  each  of the Citizens  Companies  will:  (i)

operate   only  in  the  ordinary  course  of  business   in

substantially   the  same  manner  as   its   business   has

historically been conducted; (ii) use good faith efforts  to

keep   available  the  services  of  its  present  executive

officers and key employees; and (iii) use good faith efforts to  preserve  its relationships with employees  and  agents,

lenders,  suppliers, policyholders, licensors and licensees,

insurance  departments and others having  material  business dealings  with the Citizens Companies; and (b) none  of  the

Citizens  Companies  will: (i) issue, sell  or  deliver  any shares  of its capital stock or issue or sell any securities convertible  into  or  exchangeable  for,  or  options  with respect  to, or warrants to purchase or rights to  subscribe

to   any   of   its   capital   stock;   (ii)   effect   any

recapitalization,  reclassification, stock  dividend,  stock split or similar change in capitalization; (iii) merge  with or  into, consolidate or otherwise combine with, or  acquire all  or substantially all of the assets of, any other entity

(except  as  may  be  permitted under Section  4.6  of  this

Agreement); (iv) make any commitments that extend beyond the

Closing  Date  in an amount individually exceeding  $25,000;

(v) change any provision of its Articles of Incorporation or

By-Laws  or  similar governing documents;  (vi)  permit  any material  insurance policy naming it as a beneficiary  or  a loss  payable payee to be cancelled or terminated or any  of the  coverage thereunder to lapse unless simultaneously with

such   termination  or  cancellation  replacement   policies

reasonably  satisfactory to Meridian are in full  force  and effect;  (vii)  enter into any material contract,  lease  or other  agreement  other  than  in  the  ordinary  course  of business,  that  extends by its terms beyond  the  Effective

Time;  (viii)  amend or cancel or agree to the amendment  or

cancellation  of  any  reinsurance  agreement,   treaty   or

arrangement; (ix) make any material change in any accounting methods  or  practices; (x) effect any increases in  salary,

bonuses  or  otherwise increase or enhance any  employee  or officer  compensation or benefits other than in the ordinary course  of business consistent with past practices  or  make any employment commitments to existing employees that extend by their terms beyond the Effective Time, except such as are consistent with Section 5.4  and Section 7.10(c) hereof;  or

(xi) enter into any agreement or understanding to do any  of the things described in clauses (i) through (x) above.

      Section  4.4.   Full  Access.  Citizens  and  Citizens

Mutual shall permit representatives of Meridian to have full access  at all reasonable times to all premises, properties,

personnel,   books,   records   (including   tax   records),

contracts,  and documents of or pertaining to  the  Citizens

Companies.

      Section  4.5.  Shareholders' Meeting.   (a)   Citizens

shall  prepare  and  file with the Securities  and  Exchange

Commission   (the   "SEC"),  as  soon   as   is   reasonably

practicable,  the  required  proxy  materials  relating   to

shareholder  approval of the Merger and shall use  its  good faith  efforts to obtain clearance by the SEC of the mailing of  such material to the Citizens shareholders.  After  such clearance  is  obtained,  Citizens  shall  promptly  call  a meeting of its shareholders to be held at the earliest  date that is reasonably practicable for the purpose of voting  on this  Agreement  and  the transactions contemplated  hereby.

Subject to the provisions of Section 4.5(b) hereof, Citizens shall,  through  its Board of Directors,  recommend  to  its shareholders  approval  of  the  Merger  and  of  the  other transactions contemplated by this Agreement (to  the  extent

such   shareholder  approval  is  required  for  such  other

transactions).

     (b) The Board of Directors of Citizens may fail to make

the  foregoing recommendation, or withdraw, modify or change any  such recommendation in a manner adverse to Meridian  or approval  of  the Merger, if such Board of Directors,  after having  consulted with and considered the advice of  outside counsel,  has reasonably determined in good faith  that  the making  of  such recommendation, or the failure to withdraw,

modify  or  change  its recommendation, would  constitute  a breach of the fiduciary duty of the members of such Board of

Directors under applicable law.

      Section  4.6.  Acquisition Negotiations.   During  the

period  from  the  date of this Agreement to  the  Effective

Time,  Citizens shall not without the prior written  consent of  Meridian  authorize  or  permit  any  of  its  officers,

directors,  employees  or agents to directly  or  indirectly solicit, initiate or encourage any inquiries relating to, or the  making  of any proposal which constitutes,  a  Takeover

Proposal  (as  defined below), or recommend or  endorse  any

Takeover  Proposal,  or participate in  any  discussions  or negotiations,  or provide third parties with  any  nonpublic information,  relating to any such inquiry  or  proposal  or otherwise  facilitate  any effort  or  attempt  to  make  or implement  a  Takeover  Proposal; provided,  however,  that,

following  prior written notice to Meridian,  Citizens  may,

and  may  authorize  and  permit  its  officers,  directors,

employees and agents to,

            (i)   provide  a  third  party  with   nonpublic

     information  (subject to execution  of  an  appropriate

     confidentiality   agreement   requiring,    that    all

     confidential or non-public information provided to such

     third  party  or  its  representatives  shall  be  used

     exclusively for the purpose of evaluating the  possible

     Takeover  Proposal  and not for any other  purpose)  or

     otherwise facilitate any offer or attempt by that third

     party to make a Takeover Proposal,

           (ii)  participate in discussions and negotiations

     with   that  third  party  relating  to  any   Takeover

     Proposal, and

           (iii)  recommend or endorse any Takeover Proposal

     with or by that third party,

if   the  Board  of  Directors  of  Citizens,  after  having

consulted with and considered the advice of outside counsel,

has reasonably determined in good faith that the failure  to do  so would cause the members of such Board of Directors to

breach  their  fiduciary duties under applicable  law.   The

prior  written notice to Meridian required by the  foregoing sentence  shall include the identity of the third party  and shall be maintained by Meridian on a confidential basis.  As used in this Agreement, "Takeover Proposal" shall mean, with respect  to  any  person,  any  tender  or  exchange  offer,

proposal  for  a  merger, consolidation  or  other  business combination involving any of the Citizens Companies  or  any proposal  or  offer to acquire in any manner  a  substantial equity  interest in, or a substantial portion of the  assets

of,   any   of  the  Citizens  Companies  other   than   the

transactions contemplated or permitted by this Agreement.

      Section 4.7.  Policyholders' Meeting.  Citizens Mutual

shall  promptly  call a meeting of its policyholders  to  be held at the earliest date that is reasonably practicable for the  purpose of ratifying this Agreement and voting  on  the reconstitution of the Board of Directors of Citizens Mutual,

as  contemplated  by  Section 1.7  of  this  Agreement,  and

Citizens  Mutual  shall (absent the existence  of  an  event which  has a Meridian Material Adverse Effect), through  its

Board  of  Directors,  recommend to  its  policyholders  the ratification  of  this Agreement and the  approval  of  such reconstitution of the Board of Directors, as contemplated by

Section 1.7 of this Agreement.

      Section  4.8.  Representation Letter of ESOP  Trustee.

Citizens  and  Citizens Mutual shall use  their  good  faith efforts to cause the ESOP Trustee to provide to Meridian and

Citizens  Mutual the ESOP Trustee's written representations,

dated  the date of Closing and substantially in the form  of

Exhibit J (Representation Letter of ESOP Trustee), that  the

ESOP  Trustee has made an independent investigation  of  the proposed  Merger and the transactions contemplated  by  this

Agreement (including use of the Merger proceeds to  pay  the outstanding balance due under the ESOP Note) and  determined that  such Merger and transactions are in the best interests of  the  ESOP and its beneficiaries, and that all  allocated and  unallocated ESOP Shares have been voted  in  accordance with the provisions of the ESOP and applicable laws.



                          ARTICLE V

                       OTHER COVENANTS

     The parties agree as follows with respect to the period

following the Closing:

      Section 5.1.  General.  In case at any time after  the

Closing  any  further action is necessary  or  desirable  to carry out the purposes and interest of this Agreement,  each of  the parties will take such further action (including the execution  and  delivery  of such  further  instruments  and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party.

     Section 5.2.  Continuity of Identity and Operations for

Citizens  Insurance  Companies.  Meridian  acknowledges  the importance  of Citizens Mutual and the Citizens Subsidiaries

to  the  community  of  Red  Wing, Minnesota.   Accordingly,

through  at  least December 31, 1999, Meridian  shall  cause

Citizens  Mutual  to continue to operate under  its  present corporate  name  and  shall cause Citizens  Mutual  and  the

Citizens  Subsidiaries to continue to  maintain  substantial

business   operations  and  employment  in  the  Red   Wing,

Minnesota, area.

      Section  5.3.  Indemnification; Directors and Officers

Insurance.   (a) For a period of at least five  years  after

the Effective Time, Meridian shall not, and shall not permit any  of its affiliates to, take any action to change,  alter or  diminish the rights to indemnification and reimbursement or  advancement  of expenses by the Citizens  Companies  now existing  in  favor  of  each present and  former  director,

officer, employee and agent of any of the Citizens Companies

(the  "Indemnified Parties") as provided in their respective articles  or certificate of incorporation in effect  on  the date hereof; provided that, in the event any claim or claims are  asserted  or  made  within such five-year  period,  all rights  to  indemnification and reimbursement or advancement of  expenses with respect of any such claim or claims  shall continue until final disposition of any and all such claims.

           (b)  To the extent not otherwise provided for  in

the  rights to indemnification referred to in Section 5.3(a)

hereof,  Meridian  shall, subject to  the  terms  set  forth herein,  indemnify  and hold harmless an Indemnified  Party,

and   advance  costs  and  expenses  (including   reasonably

attorneys'  fees) as incurred, in each case to  the  fullest extent  permitted under applicable law (provided, the person to  whom  expenses are advanced provides an  undertaking  to repay such advances if it is ultimately determined that such person  is  not entitled to indemnification), in  connection with  any  claim, action, suit, proceeding or investigation,

whether  civil,  criminal, administrative or  investigative,

arising   out   of   or  pertaining  to   the   transactions

contemplated by this Agreement, for a period of  five  years after  the  Effective Time; provided that, in the event  any claim  or  claims are asserted or made within such five-year period,  all  rights to such indemnification and advancement of  expenses in respect of the defense of any such claim  or claims shall continue until final disposition of any and all such claims.

           (c)   Any  Indemnified  Party  wishing  to  claim

indemnification under Section 5.3(a) or (b),  upon  learning

of   any   such   claim,   action,   suit,   proceeding   or

investigation, shall promptly notify Meridian  thereof,  but the  failure to so notify shall not relieve Meridian of  any liability  it may have to such Indemnified Party  except  to

the extent such failure materially prejudices Meridian.   In

the  event  of  any such claim, action, suit, proceeding  or investigation (whether arising before or after the Effective

Time),  (i)  Meridian  shall have the right  to  assume  the defense  thereof, and Meridian shall not be liable  to  such

Indemnified Parties for any advancement of legal expenses of other counsel or any other expenses subsequently incurred by such  Indemnified  Parties in connection  with  the  defense thereof, except that, if Meridian elects not to assume  such defense  or  if counsel for the Indemnified Parties  advises that  there  are  issues which raise conflicts  of  interest

between   Meridian   and   the  Indemnified   Parties,   the

Indemnified Parties may retain counsel satisfactory to them,

and  Meridian shall advance all reasonable fees and expenses of  such  counsel  for the Indemnified Parties  promptly  as statements  therefor are received; provided,  however,  that

(i)  Meridian  shall  be  obligated  to  advance  costs  and expenses  for  only one firm of counsel for all  Indemnified

Parties  in  any jurisdiction unless the use of one  counsel for such Indemnified Parties would present such counsel with a  conflict  of  interest, and (ii) all Indemnified  Parties shall  cooperate in good faith in the defense  of  any  such matter.  If full indemnity is not available with respect  to any  Indemnified  Party, Meridian and the Indemnified  Party

shall contribute to the amount payable in such proportion as is appropriate to reflect faults and benefits.

          (d)  For a period of five years from the Effective

Time, Meridian shall use good faith efforts to provide  that portion of directors' and officers' liability insurance that serves  to  reimburse  the present and former  officers  and directors  of  each  of  the Citizens Companies  (determined immediately  prior to the Effective Time)  with  respect  to claims  against  such  officers and directors  arising  from facts or events which occurred before the Effective Time but were  not  previously  reported to the  Citizens  Companies'

insurance   carriers,   which   insurance   shall    contain

substantially  at least the same coverage and  amounts,  and

contain   terms   and  conditions  substantially   no   less

advantageous,  as that coverage currently  provided  by  the

Citizens Companies; provided, that officers and directors of the  Citizens Companies may be required to make  application and  provide  customary representations  and  warranties  to

Meridian's or the Citizens Companies' insurance carrier  for the  purpose  of  obtaining  such insurance;  and  provided,

further, that such coverage will have a single aggregate for such  five-year period in an amount not less than the annual

aggregate  of  such  coverage  currently  provided  by   the

Citizens Companies.

           (e)   The  provisions of this Section  5.3  shall

survive the Closing , shall be binding on all successors and assigns  of Meridian, and are intended to be for the benefit of,  and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

      Section  5.4.  Citizens Employees.  This  Section  5.4

sets forth certain agreements of Meridian with Citizens  and

Citizens  Mutual regarding the employees of Citizens  Mutual

(the  "Citizens  Employees") following the  Closing.  At  or prior  to  the  Closing, Meridian and Citizens Mutual  shall provide  a  joint  letter to each of the Citizens  Employees establishing  the  applicable agreements contained  in  this

Section 5.4.

      (a)  The Citizens Employees listed on Schedule  5.4(a)

will  be offered continued employment in Red Wing, Minnesota in  their present or similar capacities with Citizens Mutual

(and  at  not  less  than  their current  cash  compensation levels)  until  the earlier of (i) the date  on  which  such

Citizens  Employees are offered employment  with  Vis'n  (as

defined   in  Section  6.15  hereof)  or  (ii)   the   first

anniversary date of the date of the Closing; and  until  the earlier  of  such  dates  the employment  of  such  Citizens

Employees may not be terminated except for failure  to  meet reasonable  performance expectations consistent  with  their

respective   job  descriptions,  failure  to   comply   with

applicable employment policies, or misconduct.

      (b)   The Citizens Employees listed on Schedule 5.4(b)

will  be offered continued employment in Red Wing, Minnesota in  their present or similar capacities with Citizens Mutual

(and  at  not  less  than  their current  cash  compensation levels)  after  the  date of the Closing,  and,  during  the period  beginning on such Closing date through December  31,

1997,  the employment of such Citizens Employees may not  be terminated except for failure to meet reasonable performance

expectations   consistent   with   their   respective    job

descriptions,  failure to comply with applicable  employment policies, or misconduct.  Such employment shall continue  to be in Red Wing, Minnesota throughout such period.

      (c)   The Citizens Employees listed on Schedule 5.4(c)

will  be offered continued employment in Red Wing, Minnesota in  their present or similar capacities with Citizens Mutual

(and  at  not  less  than  their current  cash  compensation levels)  after  the  date of the Closing,  and,  during  the period  beginning on such Closing date through December  31,

1998,  the employment of such Citizens Employees may not  be terminated except for failure to meet reasonable performance

expectations   consistent   with   their   respective    job

description,  failure  to comply with applicable  employment policies, or misconduct.  Such employment shall continue  to be in Red Wing, Minnesota throughout such period.

      (d)  Continued employment following the Closing is not

contemplated  with respect to the Citizens Employees  listed on Schedule 5.4(d).  In the event the employment of any such

Citizens Employee is terminated on or after the date of  the

Closing, such terminated Citizens Employee will be offered a severance package, substantially as follows: (i) supervisory employees  would  be offered their then current  salary  and benefits  for  a period of eight weeks, plus  an  additional week  for each full year of service with Citizens Mutual  as of  the  time  of termination of employment, and  (ii)  non-

supervisory  employees would be offered their  then  current salary  and  benefits for a period of four  weeks,  plus  an additional week for each full year of service with  Citizens

Mutual as of the date of termination of employment.

       (e)    No  severance  package  (other  than  existing

arrangements  or agreements contemplated by this  Agreement)

or  offer  of  continued employment  will  be  made  to  the

Citizens  Employees  and other persons  listed  on  Schedule

5.4(e).   Citizens and Citizens Mutual represent and warrant

that  the Schedules provided for in this Section 5.4 include all of the Citizens Employees.





      (f)   All  employment policies and benefit  plans  for

continuing  employees of Citizens Mutual  will  continue  in

full  force  and effect until December 31, 1996.   Effective

January  1,  1997,  all  existing Citizens  Mutual  employee benefit  plans will be terminated or merged into or  amended to  be consistent with Meridian employee benefit plans,  and all  other existing Citizens Mutual employment policies  and practices  will  be changed to be consistent  with  Meridian

employment   policies  and  practices.   For   purposes   of

determining   participation  and  vesting   (but   not   for

calculating  benefits) under the employee benefit  plans  of

Meridian, each Citizens Employee will be credited  with  his or  her length of service while employed by Citizens Mutual.

After December 31, 1996, and except as otherwise provided in this  Section  5.4, Citizens Employees will be  governed  by

Meridian's employment policies and practices as they may  be changed from time to time.

      (g)   The  provisions  of this  Section  5.4  are  not

intended  and  shall not be construed to give  any  Citizens

Employee  or  any  person other than  the  parties  to  this

Agreement  any  legal or equitable right,  remedy  or  claim under  or in respect of this Agreement.  Any rights  of  the

Citizens Employees contemplated by this Section 5.4 shall be established by and arise under the separate joint letter  to

be   provided   to  each  of  the  Citizens  Employees,   as

contemplated by this Section 5.4 and by Section 7.10.



                         ARTICLE VI

       CONDITIONS PRECEDENT TO OBLIGATIONS OF MERIDIAN

     The obligations of Meridian under this Agreement shall,

at  the  option of Meridian, be subject to the satisfaction,

at  or  prior  to the time of the Closing, of the  following conditions:

       Section  6.1.   No  Misrepresentation  or  Breach  of

Covenants  or  Warranties.   As of the time of Closing,  (a)

there  shall  have been no material breach  by  Citizens  or

Citizens  Mutual in the performance of any of its  covenants and  agreements herein, (b) each of the representations  and warranties of Citizens and Citizens Mutual contained in this

Agreement shall have been true and correct as of the date of

execution   of  this  Agreement,  and  (c)   each   of   the

representations  and  warranties of  Citizens  and  Citizens

Mutual  contained in this Agreement, without regard  to  any

qualification,   materiality  threshold  or   reference   to

immateriality  or a Citizens Material Adverse Effect,  shall be  true and correct as of the date of the Closing as though made  on  and  as of such date (provided, that each  of  the representations and warranties made as of a particular  date need  only be true and correct as of that date), except  for any  inaccuracies which, individually or in  the  aggregate,

have  not  had a Citizens Material Adverse Effect; provided,

however,  that  there  shall be deemed  not  to  be  such  a

Citizens  Material Adverse Effect to the  extent  that  such effect  is  the result of the announcement of the Merger  or the result of transactions contemplated by this Agreement.

      Section  6.2.   Officers' Certificates.  Citizens  and

Citizens   Mutual  shall  have  delivered  to   Meridian   a

certificate, dated the date of the Closing and  executed  by the  chief  executive  officer and by  the  chief  financial officer  or  an  executive vice president  of  Citizens  and

Citizens Mutual, certifying that the conditions set forth in

Section  6.1  hereof  have  been  fulfilled.   In  addition,

Citizens  and  Citizens  Mutual  shall  have  delivered   to

Meridian  a  certificate, dated the date of the Closing  and executed  by the corporate secretary or assistant  corporate secretary of Citizens and Citizens Mutual, certifying as to:

the   articles  of  incorporation,  by-laws  and   corporate

existence  of  each  of  the Citizens  Companies;  that  the resolutions  (true  and complete copies of  which  shall  be attached  to the certificate) of the Boards of Directors  of

Citizens  and Citizens Mutual with respect to this Agreement and  the transactions contemplated hereby have been duly and validly  adopted and are in full force and effect; that  the resolutions  (true  and complete copies of  which  shall  be attached to the certificate) of the shareholders of Citizens

with   respect   to  this  Agreement  and  the  transactions

contemplated hereby have been duly and validly  adopted  and are  in  full force and effect;  that any resolutions  (true and  complete  copies  of which shall  be  attached  to  the certificate)  of  the policyholders or members  of  Citizens

Mutual  with  respect to this Agreement and the transactions contemplated  hereby, if any such resolutions are  required,

have been duly and validly adopted and are in full force and effect;  and as to the incumbency and signatures of  certain officers of Citizens and Citizens Mutual.

      Section 6.3.  Letter as to Transaction Cost.  Citizens

and  Citizens  Mutual  shall have delivered  to  Meridian  a letter,  dated the date of the Closing and executed  by  the chief  financial officer and the treasurer of  Citizens  and

Citizens  Mutual,  setting forth all Transaction  Costs  (as defined  in  Section 10.2) paid or incurred by the  Citizens

Companies  (whether  paid or payable  before  or  after  the

Effective  Time), in connection with this Agreement  or  the

transactions   contemplated  hereby,   and   specifying   in

reasonable detail the amount of such Transaction Costs in  a manner  that will enable the parties to determine the amount of the Transaction Costs Adjustment, if any, as that term is defined  in  Section 10.2.  Such letter shall be based  upon facts  and  such good faith estimates as may  be  reasonable under  the circumstances; provided, however, that the letter shall  clearly  indicate the amounts that are estimated  and the basis for the estimates.

      Section  6.4.  Approval of Citizens' Shareholders  and

Citizens Mutual's Policyholders.  (a) The Merger shall  have been  approved and adopted at a duly called meeting  of  the shareholders of Citizens by the requisite vote of the issued and outstanding shares of Citizens Common Stock and Citizens

Preferred Stock entitled to vote thereon, voting as separate classes.

     (b)  This Agreement and the reconstitution of the Board

of  Directors of Citizens Mutual, as contemplated by Section

1.7  of  this Agreement, shall have been approved at a  duly called  meeting of the policyholders of Citizens  Mutual  by

the   requisite  vote  of  policyholders  entitled  to  vote

thereon.

      Section 6.5.  Dissenting Shares.  The holders  of  not

more  than  5%  of  the  issued and  outstanding  shares  of

Citizens  Common  Stock  at the Effective  Time  shall  have delivered written notice of intent to demand payment of  the fair value of their shares of Citizens Common Stock pursuant to  the  Minnesota Dissenters' Rights Statute, and  Citizens

Mutual shall not have delivered written notice of intent  to demand  payment of the fair value of the shares of  Citizens

Preferred Stock pursuant to the Minnesota Dissenters' Rights

Statute.

      Section  6.6.    Regulatory Approval.  All  approvals,

authorizations and consents from governmental and regulatory bodies  required for the transactions contemplated  by  this

Agreement and to permit the business currently carried on by

the  Citizens  Companies  to  continue  to  be  carried   on

substantially  in  the same manner following  the  Effective

Time,  shall have been obtained and shall be in  full  force and  effect  (including,  without limitation,  approvals  by appropriate insurance regulators in the states of Minnesota,

Indiana  and  Ohio), and Meridian shall have been  furnished with appropriate evidence, reasonably satisfactory to it and

its   counsel,   of   the  granting   of   such   approvals,

authorizations and consents.  There shall not have been  any action  taken  by  any court, arbitration  tribunal  or  any

governmental  or  regulatory  body  prohibiting  or   making

illegal at the time of the Closing or the Effective Time any of the transactions contemplated by this Agreement.

      Section  6.7.  Hart-Scott-Rodino.  The waiting  period

required  under  the  Hart-Scott-Rodino Act,  including  any extension thereof, shall have terminated or expired prior to the time of the Closing.

      Section  6.8.   Third Party Consents.   All  consents,

permits and approvals from parties to material contracts  or

other   material  agreements  with  the  Citizens  Companies

required  in  connection with the transactions  contemplated

hereby   shall   have  been  obtained  (including,   without

limitation, any consents required for the continued  use  by the  Citizens  Companies of computer  software  or  hardware material  to the business of the Citizens Companies licensed or leased to Citizens Mutual for use by any of the other the

Citizens Companies).

      Section  6.9.   Boards of Directors.   The  respective

Boards  of  Directors  of the Citizens  Companies  shall  be reconstituted as follows:

           (a)   Citizens  Subsidiaries:   The  six  current

     directors  of  Meridian  Security,  plus  the   current

     President  and the current Vice President of  Marketing

     of Citizens.



           (b)   Citizens Mutual:  The six current directors

     of  Meridian Security, plus the current Vice  President

     of   Marketing  of  Citizens  Mutual  and  the  current

     President of Citizens Mutual.

          (c)  Mississippi Valley Corporation:  Such persons

     as  may  be  designated by Meridian not less than  five

     days prior to the Closing.

In  addition, any amendments to the articles or  certificate of  incorporation or bylaws of any of the Citizens Companies necessary  for  the foregoing shall have  been  adopted  and become effective.

      Section 6.10.  Officers.  Each officer of each of  the

Citizens Insurance Companies shall have tendered his or  her resignation  as  an officer, effective as of  the  Effective

Time,   and arrangements reasonably satisfactory to Meridian

shall  have been made providing for the appointment  of  the

Chief  Executive Officer of Meridian as the Chairman of  the

Board, President and Chief Executive Officer of each of  the

Citizens  Insurance Companies, effective  at  the  Effective

Time.   In  addition,  each officer of each  other  Citizens

Company  shall  have tendered his or her resignation  as  an officer, effective as of the Effective Time.

      Section  6.11.   Reinsurance Pooling  Agreement.   All

regulatory  approvals  necessary for the  execution  of  the

Reinsurance Pooling Agreement, substantially in the form  of

Exhibit  B, by all parties thereto shall have been obtained,

and the Citizens Insurance Companies shall have entered into that  Pooling  Reinsurance Agreement, effective  as  of  the

Effective Time.

      Section  6.12.   Management Services Agreements.   All

regulatory  approvals  necessary for the  execution  of  the

Management Services Agreements, substantially in  the  forms of  Exhibits C-1 and C-2, by all parties thereto shall  have been  obtained,  and the Citizens Insurance Companies  shall have  entered  into  those Management  Services  Agreements,

effective as of the Effective Time.

      Section  6.13.   No  Material Adverse  Change.   Since

December 31, 1995, there shall have been no material adverse change in the business of the Citizens Companies (considered as  a whole) or in the consolidated results of operations or

consolidated   financial  condition   of   either   Citizens

(considered as a whole) or Citizens Mutual (considered as  a whole); provided, however, that there shall be deemed not to be  such  a material adverse change to the extent that  such change  is  the result of the announcement of the Merger  or the result of transactions contemplated by this Agreement.

      Section 6.14.  Certain Personnel Matters.  (a) Spencer

Broughton  shall  have entered into the Consulting  Services

Agreement, substantially in the form of Exhibit D.

           (b)  Scott Broughton shall have entered into  the

Employment   Agreement,  substantially  in   the   form   of

Exhibit E.

      Section  6.15.  Vis'n Matters.  Scott Broughton,  Kirk

Simmons,  Meridian  and Citizens Mutual shall  have  entered into  a  letter agreement (the "Vis'n Letter")  regarding  a corporation  to  be  organized by Scott Broughton  and  Kirk

Simmons  ("Vis'n").  The Vis'n Letter  shall  provide  among other  matters  that, upon Vis'n's formation and  Meridian's reasonable  satisfaction  that Vis'n  is  then  or  will  be authorized  to  conduct  business  and  to  enter  into  the contracts  and  transactions contemplated  by  this  Section

6.15,  Vis'n or Vis'n and Citizens Mutual, as the  case  may be, will do the following:

           (a)   Vis'n will offer employment, with at  least

substantially the same compensation as provided by  Citizens

Mutual,  to the Citizen employees listed on Schedule 5.4(a),

such employment to be effective on or about the commencement date of the Claims Administration Agreement and Software and

Hardware  Systems Agreement referred to in Sections  6.15(c)

and   (d)  hereof;  and  Vis'n  will  immediately  reimburse

Citizens  Mutual  or Meridian for any required  payments  in respect of unused vacation time or personal leave time  made to  such  Citizens  Employees who accept  Visn's  employment offer  (or will allow Citizens Mutual or Meridian to  deduct such  payments from amounts otherwise payable to Vis'n under

the   Claims  Administration  Agreement  and  Software   and

Hardware  Support Agreement referred to in Sections  6.15(c)

and (d) hereof);

          (b)  Vis'n and Citizens Mutual will enter into the

Real Estate Sublease Agreement, substantially in the form of

Exhibit F.

          (c)  Vis'n and Citizens Mutual will enter into the

Claims  Administration Agreement, substantially in the  form of Exhibit G.

          (d)  Vis'n and Citizens Mutual will enter into the

Software  and  Hardware Support Agreement, substantially  in the form of Exhibit H.

          (e)  Vis'n and Citizens Mutual will enter into the

Office Equipment Lease Agreement, substantially in the  form of Exhibit I.

            (f)   Vis'n  will  pay  $3,000  of  the  monthly

consulting  fees payable by Citizens Mutual  to  Michael  L.

Halvorson  under a certain Independent Consultant  Agreement with Citizens Mutual.

      Section 6.16.  ESOP and Plan Matters.  The actions  to

be  taken by or in respect of the ESOP described in  Section

1.5 shall have been taken.

      Section  6.17.   Opinion of Counsel for  Citizens  and

Citizens Mutual.  Meridian shall have received from separate counsel for Citizens and for Citizens Mutual, opinions dated the  date  of the Closing, in form and substance  reasonably satisfactory to Meridian.

      Section 6.18.  Fairness Opinion.  The fairness opinion

Meridian  has received from the investment banking  firm  of

McDonald & Company Securities, Inc., to the effect that  the consideration to be paid by Meridian to the shareholders  of

Citizens  pursuant to the Merger is fair, from  a  financial point  of view, to the shareholders of Meridian, shall  have been  updated  to the time of Closing in form and  substance

reasonably  satisfactory  to  the  Board  of  Directors   of

Meridian.

      Section  6.19.   Halvorson  Arrangements.   The  First

Amended  Software Agreement, dated March 21,  1996,  between

Michael L. Halvorson and Citizens Mutual shall be in effect.

                         ARTICLE VII

           CONDITIONS PRECEDENT TO OBLIGATIONS OF

                CITIZENS AND CITIZENS MUTUAL

      The  obligations of Citizens and Citizens Mutual under

this   Agreement  shall,  at  the  option  of  Citizens  and

Citizens Mutual, be subject to the satisfaction, at or prior to the time of the Closing, of the following conditions:

      Section  7.1.    No  Misrepresentation  or  Breach  of

Covenants or Warranties.  As of the time of the Closing, (a)

there shall have been no material breach by Meridian in  the performance of any of its covenants herein, (b) each of  the representations and warranties of Meridian contained in this

Agreement shall have been true and correct as of the date of the  execution  of  this Agreement,  and  (c)  each  of  the representations and warranties of Meridian contained in this

Agreement,  without regard to any qualification, materiality threshold  or  reference  to  immateriality  or  a  Meridian

Material Adverse Effect, shall be true and correct as of the date  of  the Closing as though made on and as of such  date

(provided,  that each of the representations and  warranties made  as  of a particular date need only be true and correct as  of  that  date),  except  for  any  inaccuracies  which,

individually  or in the aggregate, have not had  a  Meridian

Material Adverse Effect; provided, however, that there shall be  deemed not to be such a Meridian Material Adverse Effect to  the  extent  that  such effect  is  the  result  of  the announcement  of  the Merger or the result  of  transactions contemplated by this Agreement.

      Section  7.2.  Shareholder and Policyholder  Approval.

(a)  The  Merger shall have been approved and adopted  at  a duly  called meeting of the shareholders of Citizens by  the requisite  vote  of  the  issued and outstanding  shares  of

Citizens  Common Stock and Citizens Preferred Stock entitled to vote thereon, voting as separate classes.

     (b)  This Agreement and the reconstitution of the Board

of  Directors of Citizens Mutual, as contemplated by Section

1.7  of  this Agreement, shall have been approved at a  duly called  meeting of the policyholders of Citizens  Mutual  by the  requisite vote of such policyholders entitled  to  vote thereon.

      Section 7.3.   Officers' Certificates.  Meridian shall

have   delivered   to   Citizens  and  Citizens   Mutual   a

certificate, dated the date of the Closing and  executed  by the  chief  executive  officer and by  the  chief  financial

officer   or  an  executive  vice  president  of   Meridian,

certifying  that  the conditions set forth  in  Section  7.1 hereof  have  been fulfilled.  In addition,  Meridian  shall

have   delivered   to   Citizens  and  Citizens   Mutual   a

certificate, dated the date of the Closing and  executed  by the corporate secretary or assistant corporate secretary  of

Meridian  and Merger Company, certifying as to: the articles

of   incorporation,  by-laws  and  corporate  existence   of

Meridian and Merger Company; that the resolutions (true  and

complete   copies  of  which  shall  be  attached   to   the

certificate)  of  the Boards of Directors  of  Meridian  and

Merger  Company  with  respect to  this  Agreement  and  the transactions contemplated hereby have been duly and  validly adopted  and  are in full force and effect; and  as  to  the incumbency  and signatures of certain officers  of  Meridian and Merger Company.

      Section  7.4.    Regulatory Approval.  All  approvals,

authorizations and consents from governmental and regulatory bodies  required for the transactions contemplated  by  this

Agreement  shall  have been obtained and shall  be  in  full force  and  effect (including, without limitation, approvals

by   appropriate  insurance  regulators  in  the  states  of

Minnesota,  Indiana  and Ohio), and  Citizens  and  Citizens

Mutual  shall have been furnished with appropriate evidence,

reasonably  satisfactory  to it  and  its  counsel,  of  the granting  of  such approvals, authorizations  and  consents.

There  shall  not have been any action taken by  any  court,

arbitration tribunal or any governmental or regulatory  body prohibiting or making illegal at the time of the Closing  or the  Effective Time any of the transactions contemplated  by this Agreement.

      Section 7.5.   Hart-Scott-Rodino.  The waiting  period

required  under  the  Hart-Scott-Rodino Act,  including  any extension thereof, shall have terminated or expired prior to the time of the Closing.

       Section  7.6.   Boards  of  Directors.   Arrangements

reasonably  satisfactory  to Citizens  and  Citizens  Mutual shall  have  been  made providing for:  (a)  the  Boards  of

Directors  of each of the Citizens Subsidiaries  to  include the  current  President and the current  Vice  President  of

Marketing  of  Citizens, (b) for the Board of  Directors  of

Citizens  Mutual  to include the current Vice  President  of

Marketing  of  Citizens Mutual and the current President  of

Citizens  Mutual,  and  (c) for the Board  of  Directors  of

Meridian  to  include the current President of Citizens  and

Citizens  Mutual; in each case, as of immediately  following the Effective Time.

      Section  7.7.   Third Party Consents.   All  consents,

permits and approvals from parties to material contracts  or

other   material  agreements  with  the  Meridian  Companies

required  in  connection with the transactions  contemplated hereby shall have been obtained.

      Section  7.8.   Reinsurance  Pooling  Agreement.   All

corporate  and  regulatory  approvals  necessary   for   the

execution of the Reinsurance Pooling Agreement substantially in the form of Exhibit B, by all parties thereto, shall have been  obtained;  and Meridian Mutual and  Meridian  Security shall  have entered into that Reinsurance Pooling Agreement,

effective as to the Effective Time.

      Section  7.9.   Management Services  Agreements.   All

corporate  and  regulatory  approvals  necessary   for   the

execution    of    the   Management   Services    Agreements

substantially in the forms of Exhibit C-1 and  C-2,  by  the respective  parties thereto, shall have been  obtained;  and

Meridian,  Meridian Mutual and Meridian Security shall  have entered into those Management Services Agreements, effective as of the Effective Time.

     Section 7.10.  Certain Personnel Matters.

            (a)   Meridian  shall  have  entered  into   the

Consulting   Services  Agreement  with  Spencer   Broughton,

substantially in the form of Exhibit D.

            (b)   Meridian  shall  have  entered  into   the

Employment Agreement with Scott Broughton, substantially  in the form of Exhibit E.

           (c)   The letter or letters to Citizens Employees

referred  to  in Section 5.4, in a form or forms  reasonably satisfactory  to  Citizens and Citizens Mutual,  shall  have been  provided  to such Citizens Employees, or  arrangements therefor  reasonably satisfactory to Citizens  and  Citizens

Mutual shall have been made.

       Section  7.11.   Vis'n  Matters.   The  Vis'n  Letter

referred to in Section 6.15 shall have been entered into.

      Section  7.12.   No  Material Adverse  Change.   Since

December 31, 1995, there shall have been no material adverse change  in  the business, results of operations or financial condition of the Meridian Companies (considered as a whole);

provided, however, that there shall be deemed not to be such a  material adverse change to the extent that such change is the  result of the announcement of the Merger or the  result of transactions contemplated by this Agreement.

       Section  7.13.   Opinion  of  Counsel  for  Meridian.

Citizens  and  Citizens  Mutual  shall  have  received  from counsel  for  Meridian,  an opinion dated the  date  of  the

Closing,  in  form and substance reasonably satisfactory  to

Citizens and Citizens Mutual.

     Section 7.14.  Fairness Opinions.  The fairness opinion

Citizens  has received from the investment banking  firm  of

Goldsmith, Agio, Helms Securities, Inc., to the effect  that the  consideration  to  be received in  the  Merger  by  the holders  of  Citizens  Common Stock and  Citizens  Preferred

Stock  is  fair  to such holders from a financial  point  of view,  shall  have  been updated to the date  of  the  proxy statement referred to in Section 4.5(a) and to the  time  of

Closing,  in  form and substance reasonably satisfactory  to the Board of Directors of Citizens.

      Section  7.15.  Payment of ESOP Note.  The  ESOP  note

shall have been repaid as contemplated by Section 1.5(b).









                        ARTICLE VIII

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES

       Section   8.1.    Survival  of  Representations   and

Warranties.  The representations and warranties made in this

Agreement  by  the  parties hereto  shall  not  survive  the

Closing.   Notwithstanding the foregoing, the covenants  set

forth in Article V shall survive the Effective Time.



                         ARTICLE IX

                         TERMINATION

      Section  9.1.   Termination.  This Agreement  and  the

transactions   contemplated  by  this   Agreement   may   be

terminated  at any time prior to the filing of the  Articles of  Merger with the Secretary of State of Minnesota, whether before  or  after action by the shareholders of Citizens  as contemplated  by  Section  4.5(a),  of  this  Agreement  and without further approval by the shareholders of Citizens:

      (a)   By  mutual written consent of Meridian, Citizens

and Citizens Mutual;

     (b)  By Citizens and Citizens Mutual, by written notice

to  Meridian, if the number of votes in favor of the  Merger and  this Agreement cast by the shareholders of Citizens and required  for the consummation of the Merger shall not  have been obtained at the meeting of Citizens' shareholders or at any adjournment thereof duly held for such purpose;

     (c)  By either Citizens and Citizens Mutual, on the one

hand,  or by Meridian, on the other hand, by written  notice

to   the  other,  if  the  Minnesota  Department  fails   by

September 30, 1996, to approve, or give its consent  to  any of  the material transactions contemplated by this Agreement that  the  Minnesota Department is required  to  approve  or consent to under applicable law;

     (d)  By Meridian, in the event a condition set forth in

Article VI of this Agreement cannot be satisfied;

      (e)   By Citizens and Citizens Mutual, in the event  a

condition set forth in Article VII of this Agreement  cannot be satisfied; or

      (f)   By  either  Meridian, on the  one  hand,  or  by

Citizens and Citizens Mutual, on the other hand, by  written notice  to  the  other if the Merger is not  consummated  by

September 30, 1996.

      Section  9.2.  Termination Fee.  (a) If  Citizens  and

Meridian fail to consummate the Merger and:

           (i)   Citizens  enters into a letter  of  intent,

     commitment  letter or other written  agreement  with  a

     third party regarding a merger, consolidation, sale  of

     assets  or other similar transaction involving Citizens

     or Citizens Mutual prior to January 1, 1997; and

           (ii) Meridian shall have complied with all of its

     obligations  under  this  Agreement  required   to   be

     performed  by  it  through the  date  of  the  earliest

     relevant event described in Section 9.2(a)(i); and

           (iii)      this  Agreement shall  not  have  been

     terminated  by  mutual written consent of  all  of  the

     parties pursuant to Section 9.1(a);

then Citizens shall promptly pay to Meridian an amount equal to  $586,646 plus the amounts of all Transaction Costs  paid or  incurred by Meridian or its affiliates, and Citizens and

Citizens   Mutual  shall  have  no  further   liability   or

obligation to Meridian with respect to this Agreement.

      (b)   If Citizens and Meridian fail to consummate  the

Merger and:

          (i)  either (A) the Board of Directors of Citizens

     refuses  or  fails  to make the recommendation  to  the

     shareholders     of     Citizens    contemplated     by

     Section  4.5(a), or withdraws, modifies or changes  any

     such recommendation in a manner adverse to Meridian  or

     to  approval  of  the Merger, (B) any party  terminates

     this  Agreement pursuant to Section 9.1(c) because  the

     Minnesota Department does not approve the Merger due to

     the  amount  of  consideration to be  received  by  any

     shareholders  in the Merger, (C) Citizens Mutual  shall

     not  have voted its shares of Citizens Common Stock  or

     Citizens  Preferred Stock in favor of  the  Merger  and

     other  transactions contemplated by this  Agreement  at

     the   meeting   of   the   shareholders   of   Citizens

     contemplated  by  Section 4.5(a) (it  being  understood

     that Citizens Mutual is not obligated by this Agreement

     or  otherwise to vote in favor of the Merger  and  such

     transactions)   or  (D)  the  First  Amended   Software

     Agreement,  dated  March 21, 1996, between  Michael  L.

     Halvorson  and Citizens Mutual shall not have  remained

     in                      effect;                     and

               (ii)  Meridian shall have complied with all of its

     obligations  under  this  Agreement  required   to   be

     performed  by  it  through the  date  of  the  earliest

     relevant event described in Section 9.2(b)(i); and

            (iii)   this  Agreement  shall  not  have   been

     terminated  by  mutual written consent of  all  of  the

     parties pursuant to Section 9.1(a),

then  Citizens  shall  pay  and reimburse  to  Meridian  all

Transaction  Costs  paid  or incurred  by  Meridian  or  its

affiliates,  promptly  upon  receipt  from  Meridian  of   a

reasonably  detailed accounting thereof;  and  Citizens  and

Citizens   Mutual  shall  have  no  further   liability   or

obligations  to  Meridian  with respect  to  this  Agreement except as may arise under Section 9.2(a).

      Section 9.3.  Survival of Rights.  Except as otherwise

provided in Sections 9.1 and 9.2, nothing in this Article IX or  in  this  Agreement shall be construed as  limiting  the rights of any party in the event of a breach by any party of this Agreement.



                          ARTICLE X

                        MISCELLANEOUS

       Section   10.1.   Notices.   All  notices  or   other

communications required or permitted hereunder shall  be  in

writing  and  shall  be  given  by  confirmed  telecopy   or

registered mail addressed:

     (a)  If to Citizens or Citizens Mutual:

               Mr. Scott S. Broughton
               President, Chief Operating Officer and Chief
Financial Officer
               Citizens Security Group Inc.
               Citizens Security Mutual Insurance Company
               406 Main Street
               Red Wing, Minnesota 55066
               Fax: (612) 388-0538

          If to Citizens, a copy to:

               Jay L. Swanson, Esq.
               Dorsey & Whitney LLP
               220 South Sixth Street
               Minneapolis, Minnesota 55402-1498
               Fax: (612) 340-8738

          If to Citizens Mutual, a copy to:

               Thomas H. Borman, Esq.
               Maslon Edelman Borman & Brand
               3300 Norwest Center
               90 S. Seventh Street
               Minneapolis, Minnesota 55402-4140
               Fax: (612) 672-8397

     (b)  If to Meridian:

               Ms. Norma J. Oman
               President and Chief Executive Officer
               Meridian Insurance Group, Inc.
               2955 North Meridian Street
               Indianapolis, Indiana  46208
               Fax: (317) 927-8119

          with copies to:

               J. Mark McKinzie, Esq.
               General Counsel
               2955 North Meridian Street
               Indianapolis, Indiana 46208
               Fax: (317) 931-7930

                    and

               Tibor D. Klopfer, Esq.
               Baker & Daniels
               300 North Meridian Street, Suite 2700
               Indianapolis, Indiana 46204
               Fax: (317) 237-1000

All  notices and other communications required or  permitted under this Agreement that are addressed as provided in  this

Section  10. 01 will (i) if delivered personally, be  deemed

given   upon  delivery,  (ii)  if  delivered  by   facsimile

transmissions, be deemed given when sent and confirmation or receipt is received, and (iii) if delivered by mail  in  the manner  described above, be deemed received on the  date  of receipt.  Any party from time to time may change its address for the purpose of notices to that party by giving notice to the  other parties hereto specifying a new address,  but  no such  notice will be deemed to have been given until  it  is actually received by the party sought to be charged with the contents thereof.

      Section  10.2.   Expenses.  (a)  Except  as  otherwise

provided  herein,  each  party  hereto  shall  pay  its  own expenses, including without limitation, legal and accounting

fees   and   expenses,  incident  to  its  negotiation   and

preparation  of  this Agreement and to its  performance  and

compliance    with    the   provisions   contained    herein

("Transaction Costs").

           (b)   In the event that the aggregate Transaction

Costs  paid  or  incurred by the Citizens  Companies  exceed

$650,000,  the  excess  over that amount  (the  "Transaction

Costs  Adjustment") shall reduce the amount of cash  payable to  the  holders  of  Citizens  Common  Stock  and  Citizens

Preferred Stock, as provided in Section 1.3(a).  The parties acknowledge that the Transaction Costs Adjustment,  if  any,

may  be  based in part upon reasonable good faith  estimates and  projections made immediately prior to the  Closing  and shall be determined in the manner provided in Section 6.3.

       Section  10.3.   Titles  and  Headings.   Titles  and

headings  to  Articles and Sections herein are inserted  for convenience  of  reference only and are not intended  to  be part  of or to affect the meaning or interpretation of  this

Agreement.

     Section 10.4.  No Third-Party Beneficiaries.  Except as

otherwise provided in Section 5.3 of this Agreement, nothing in  this Agreement or in any agreement attached hereto as an exhibit  is  intended  or shall be  construed  to  give  any person, other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or  any  agreement  attached hereto as  an  exhibit  or  any provision contained herein or therein.

      Section  10.5.   Entire  Agreement.   This  Agreement,

together  with the contracts executed and delivered pursuant hereto,  supersedes  all  prior discussions  and  agreements between  the parties with respect to the subject  matter  of this  Agreement,  and  this Agreement, including  documents,

certificates  and contracts executed and delivered  pursuant hereto,  contains the sole and entire agreement between  the parties  hereto  with respect to the subject matter  hereof.

Notwithstanding the foregoing, the parties  agree  that  the

terms  and  conditions  of  the  Confidentiality  and   Non-

Disclosure Agreement shall continue to remain in full  force and effect.

      Section 10.6.  Public Announcements.  At all times  at

or  before  the  Closing, Citizens and Citizens  Mutual  and

Meridian  will  consult  with the other  before  issuing  or making  any  reports, statements, or releases to the  public

with   respect   to  this  Agreement  or  the   transactions

contemplated  hereby  and will use  good  faith  efforts  to obtain  the other party's approval of the text of any public report, statement, or releases to be made on behalf of  such party.  If either party is unable to obtain the approval  of its  public  report, statement, or release  from  the  other party  and  such report, statement, or release  is,  in  the opinion of legal counsel to such party, required by  law  in order to discharge such party's disclosure obligations, then such  party  may make or issue the legally required  report,

statement,  or release and promptly furnish the other  party with a copy thereof.

      Section 10.7.  Waiver.  Any term or condition of  this

Agreement  may  be waived at any time by the party  that  is

entitled  to the benefit thereof.   A waiver on one occasion

will  not be deemed to be a waiver of the same or any  other breach  on  a  future occasion.  All remedies, either  under this  Agreement,  or by law or otherwise afforded,  will  be cumulative and not alternative, but no such waiver shall  be effective  unless  set  forth in a written  instrument  duly executed by or on behalf of the party waiving such terms  or conditions.

      Section 10.8.  Governing Law.  This Agreement shall be

governed by and construed in accordance with the laws of the state  of  Indiana without giving effect to  any  choice  or conflicts of law provision or rule (whether of the State  of

Indiana  or  any  other jurisdiction) that would  cause  the application of the laws of any jurisdiction other  than  the

State of Indiana.

      Section  10.9.   Binding Effect.   This  Agreement  is

binding  upon and will inure to the benefit of  the  parties and their respective successors and permitted assignees.

      Section 10.10.  No Assignment.  This Agreement or  any

right  or  obligation hereunder may not be assigned  by  any party  hereto without the prior written consent of the other parties hereto and any attempt to do so will be void.

      Section  10.11.  Invalid Provisions.  If any provision

of  this  Agreement  is  held  to  be  illegal,  invalid  or unenforceable under any present or future law,  and  if  the rights  or  obligations of the parties under this  Agreement will  not be materially and adversely affected thereby:  (a)

such  provision will be fully severable; (b) this  Agreement will  be  construed and enforced as if such illegal, invalid or  unenforceable  provision  had  never  comprised  a  part hereof; (c) the remaining provisions of this Agreement  will remain in full force and effect and will not be affected  by the  illegal, invalid or unenforceable provision or  by  its severance herefrom; and (d) in lieu of such illegal, invalid

or    unenforceable   provision,   there   will   be   added

automatically as a part of this Agreement a legal, valid and enforceable  provision as similar in terms to such  illegal,

invalid or unenforceable provision as may be possible.

      Section  10.12.  Construction.  The language  used  in

this  Agreement will be deemed to be the language chosen  by the  parties to express their mutual intent, and no rule  of strict construction shall be applied against any party.  Any reference to any federal, state, local or foreign statute or law  shall  be  deemed  also  to  refer  to  all  rules  and

regulations  promulgated  thereunder,  unless  the   context

requires otherwise.

       Section  10.13.   Execution  in  Counterparts.   This

Agreement  may be executed in two or more counterparts,  all of which shall be considered one and the same agreement, and

shall   become  a  binding  agreement  when  one   or   more

counterparts  have been signed by each of  the  parties  and delivered to each of the other parties.

      IN  WITNESS WHEREOF, the parties hereto have  executed

this Agreement the day and year first above written.



                              MERIDIAN INSURANCE GROUP, INC.

                              By:___________________________
                                  Norma  J. Oman, President and
                                  Chief Executive Officer




                              CITIZENS SECURITY GROUP INC.

                              By:___________________________


                              Name:_________________________

                              Title:________________________



                              CITIZENS    SECURITY    MUTUAL
                              INSURANCE COMPANY


                              By:___________________________

                              Name:_________________________

                              Title:________________________


LIST OF EXHIBITS ATTACHED TO THE ACQUISITION AND AFFILIATION
AGREEMENT BY AND AMONG CITIZENS SECURITY GROUP INC.,
CITIZENS SECURITY MUTUAL INSURANCE COMPANY, AND MERIDIAN
INSURANCE GROUP, INC.

Following is a description of the exhibits attached to the Acquisition and Affiliation Agreement by and among Citizens
Security Group Inc., Citizens Security Mutual Insurance
Company, and Meridian Insurance Group, Inc.:

Exhibit A - Plan of Merger, copy of which follows this list of Acquisition Agreement exhibits.

Exhibit B - Reinsurance Pooling Agreement Amended and
Restated as of August 1, 1996, copy of which is attached as a separate exhibit to Form 10-K for the fiscal year ended
December 31, 1996.

Exhibit C - Management Services Agreement Between Meridian
Mutual Insurance
Company and its Affiliates, a copy of which is attached as a separate exhibit to Form 10-K for the fiscal year ended
December 31, 1996.

Exhibit D - Consulting Services Agreement between the
Company and Spencer A. Broughton, former Chairman and Chief
Executive Officer of Citizens Security Group Inc., with a
Stock Option Agreement granting Mr. Broughton the right to purchase up to 20,000 Common Shares of the Company.

Exhibit E - Consulting Services Agreement and Stock Option
Agreement between the Company and Scott S. Broughton, with copies of both agreements attached as separate exhibits to Form 10-K for the fiscal year ended December 31, 1996.

Exhibit F - Sublease Agreement under which VIS'N, Inc.
subleases a portion of the office space leased by Citizens
Security Mutual Insurance Company.

Exhibit G - Claims Administration Agreement by and among
Citizens Security Mutual Insurance Company, Citizens Fund
Insurance Company, Insurance Company of Ohio and VIS'N,
Inc., a copy of which agreement is attached as a separate exhibit to the Form 10-K for the fiscal year ended December
31, 1996.

Exhibit H - Software and Hardware Support Agreement by and among Citizens Security Mutual Insurance Company, Citizens
Fund Insurance Company, Insurance Company of Ohio, and
VIS'N, Inc., a copy of which agreement is attached as a separate exhibit to the Form 10K for the fiscal year ended
December 31, 1996.

Exhibit I - Office Equipment Lease Agreement between
Citizens Security Mutual Insurance Company as Lessor and
VIS'N, Inc. as Lessee.

Exhibit J - Representation Letter of ESOP Trustee.